                                  Exhibit (10a)

                                                                  EXECUTION COPY



================================================================================


                           FIVE YEAR CREDIT AGREEMENT

                                   dated as of

                                  June 30, 2000

                                      among

                                 USG CORPORATION
                                   as Borrower

                            The Lenders Party Hereto

                            THE CHASE MANHATTAN BANK
                             as Administrative Agent

                            THE TORONTO-DOMINION BANK
                                as Canadian Agent

                         BANK ONE, NA and CITIBANK, N.A.
                              as Syndication Agents

                                       and

                              BANK OF AMERICA, N.A.
                             as Documentation Agent

                           ---------------------------

                              CHASE SECURITIES INC.
                   as Sole Lead Arranger and Sole Book Manager





================================================================================

ARTICLE I       Definitions....................................................1

SECTION 1.01.   Defined Terms..................................................1
SECTION 1.02.   Classification of Loans and Borrowings........................24
SECTION 1.03.   Terms Generally...............................................25
SECTION 1.04.   Accounting Terms; GAAP........................................25
SECTION 1.05.   Exchange Rates................................................25

ARTICLE II      The Credits...................................................26

SECTION 2.01.   Commitments...................................................26
SECTION 2.02.   Loans and Borrowings..........................................26
SECTION 2.03.   Requests for Revolving Borrowings.............................27
SECTION 2.04.   Canadian Bankers' Acceptances.................................29
SECTION 2.05.   Competitive Bid Procedure.....................................33
SECTION 2.06.   Swingline Loans...............................................35
SECTION 2.07.   Letters of Credit.............................................38
SECTION 2.08.   Funding of Borrowings.........................................44
SECTION 2.09.   Repayment of Borrowings; Evidence of Debt.....................45
SECTION 2.10.   Interest Elections............................................46
SECTION 2.11.   Termination and Reduction of Commitments......................47
SECTION 2.12.   Increase in Commitments.......................................48
SECTION 2.13.   Prepayment of Loans...........................................51
SECTION 2.14.   Fees..........................................................52
SECTION 2.15.   Interest......................................................54
SECTION 2.16.   Alternate Rate of Interest....................................56
SECTION 2.17.   Increased Costs...............................................56
SECTION 2.18.   Break Funding Payments........................................57
SECTION 2.19.   Taxes.........................................................58
SECTION 2.20.   Payments Generally; Pro Rata Treatment; Sharing of Setoffs....59
SECTION 2.21.   Mitigation Obligations; Replacement of Lenders................61
SECTION 2.22.   Designation of Canadian Borrowers.............................62

ARTICLE III     Representations and Warranties................................62

SECTION 3.01.   Organization; Corporate Powers................................63
SECTION 3.02.   Authority.....................................................63
SECTION 3.03.   Subsidiaries; Ownership of Capital Stock......................63
SECTION 3.04.   No Conflict...................................................63
SECTION 3.05.   Governmental Consents.........................................64
SECTION 3.06.   Governmental Regulation.......................................64
SECTION 3.07.   Labor Matters.................................................64
SECTION 3.08.   Litigation; Material Adverse Effects..........................64
SECTION 3.09.   Payment of Taxes..............................................64
SECTION 3.10.   Margin Stock..................................................65
SECTION 3.11.   No Material Misstatements.....................................65

SECTION 3.12.   Requirements of Law...........................................65
SECTION 3.13.   Environmental Matters.........................................65
SECTION 3.14.   ERISA.........................................................66
SECTION 3.15.   Assets and Properties.........................................66
SECTION 3.16.   Agreements....................................................67
SECTION 3.17.   Financial Statements..........................................67

ARTICLE IV      Conditions....................................................67

SECTION 4.01.   Effective Date................................................67
SECTION 4.02.   Each Credit Event.............................................68
SECTION 4.03.   Initial Credit Event for each Canadian Borrower...............69

ARTICLE V       Affirmative Covenants.........................................69

SECTION 5.01.   Corporate Existence; Corporate Powers; Etc....................69
SECTION 5.02.   Compliance with Laws, Etc.....................................70
SECTION 5.03.   Maintenance of Properties; Insurance..........................70
SECTION 5.04.   Payment of Taxes and Claims...................................70
SECTION 5.05.   Inspection of Property; Books and Records.....................70
SECTION 5.06.   ERISA.........................................................71
SECTION 5.07.   Financial Statements..........................................71
SECTION 5.08.   Notices of Material Events....................................73

ARTICLE VI      Negative Covenants............................................73

SECTION 6.01.   Debt..........................................................73
SECTION 6.02.   Sales of Assets...............................................74
SECTION 6.03.   Liens.........................................................75
SECTION 6.04.   Transactions with Affiliates..................................76
SECTION 6.05.   Fundamental Changes...........................................76
SECTION 6.06.   Sales and Lease-Back..........................................76
SECTION 6.07.   Restrictive Agreements........................................76
SECTION 6.08.   No More Restrictive Covenants.................................77
SECTION 6.09.   Financial Covenants...........................................77

ARTICLE VII     Events of Default.............................................77

SECTION 7.01.   Events of Default.............................................77
SECTION 7.02.   Rights and Remedies...........................................81

ARTICLE VIII    The Agents....................................................81


ARTICLE IX      Collection Allocation Mechanism...............................84


ARTICLE X       Guarantee.....................................................85

ARTICLE XI      Miscellaneous.................................................86

SECTION 11.01.  Notices.......................................................86
SECTION 11.02.  Waivers; Amendments...........................................87
SECTION 11.03.  Expenses; Indemnity; Damage Waiver............................89
SECTION 11.04.  Successors and Assigns........................................90
SECTION 11.05.  Survival......................................................93
SECTION 11.06.  Counterparts; Integration; Effectiveness......................93
SECTION 11.07.  Severability..................................................94
SECTION 11.08.  Right of Setoff...............................................94
SECTION 11.09.  Governing Law; Jurisdiction; Consent to Service of Process....94
SECTION 11.10.  WAIVER OF JURY TRIAL..........................................95
SECTION 11.11.  Headings......................................................95
SECTION 11.12.  Confidentiality...............................................96
SECTION 11.13.  Conversion of Currencies......................................96
SECTION 11.14.  Non-Reliance by the Lenders...................................96


SCHEDULES:

Schedule 2.01  --  Lenders and Commitments

Schedule 2.07  --  Existing Letters of Credit

Schedule 2.20  --  Payment Instructions

Schedule 3.03  --  Subsidiaries

Schedule 3.08  --  Litigation; Material Adverse Effects

Schedule 3.13  --  Environmental Matters

Schedule 3.14  --  ERISA

Schedule 6.01  --  Existing Debt

Schedule 6.03  --  Existing Liens

Schedule 6.07  --  Existing Restrictive Agreements

EXHIBITS:

Exhibit A-1    --  Form of Borrowing Subsidiary Agreement

Exhibit A-2    --  Form of Borrowing Subsidiary Termination

Exhibit B      --  Form of Assignment and Acceptance

Exhibit C-1    --  Form of Opinion of Special Counsel for the Administrative
                   Agent

Exhibit C-2    --  Form of Opinion of Assistant General Counsel of the Company

          FIVE YEAR CREDIT AGREEMENT dated as of June 30, 2000, among USG CORPORATION, a Delaware corporation (the "Company"); the CANADIAN BORROWERS (as defined herein) (the Company and the Canadian Borrowers being collectively called the "Borrowers"); the LENDERS from time to time party hereto; THE CHASE MANHATTAN BANK, as Administrative Agent; THE TORONTO-DOMINION BANK, as Canadian Agent; BANK ONE, NA and CITIBANK, N.A., as Syndication Agents; and BANK OF AMERICA, N.A., as Documentation Agent.

          The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of (a) US Tranche Commitments under which the Company may obtain Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in the sum of the US Tranche Revolving Exposures and the Competitive Loan Exposures exceeding $325,000,000, (b) Canadian Tranche Commitments under which the Canadian Borrowers may obtain Loans and Acceptances in Canadian Dollars and the Company may obtain Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in the Canadian Tranche Exposure exceeding $75,000,000, (c) Letters of Credit in US Dollars in an aggregate stated amount at any time outstanding up to $75,000,000 and (d) Letters of Credit in Canadian Dollars in an aggregate stated amount at any time outstanding up to $10,000,000. The Company has also requested the Lenders to provide a procedure pursuant to which the Company may invite the Lenders to bid on an uncommitted basis on short-term Loans to the Company.

          The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                   Definitions

          SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acceptance" means a Draft issued by a Canadian Borrower and accepted by a Canadian Tranche Lender pursuant to this Agreement.

          "Acceptance Proceeds" means the cash proceeds derived from the sale of a specified Acceptance before deduction of the Stamping Fee.

          "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory

Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent or the Canadian Agent, as applicable.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means, collectively, the Administrative Agent and the Canadian Agent.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Agent" means (a) with respect to a Loan, Borrowing or Letter of Credit denominated in US Dollars, and with respect to any payment hereunder that does not relate to a particular Loan, Borrowing or Letter of Credit, the Administrative Agent and (b) with respect to a Loan, Acceptance, Borrowing or Letter of Credit denominated in Canadian Dollars, the Canadian Agent.

          "Applicable Rate" means, for any day, with respect to (i) any Loan of any Type, (ii) the Stamping Fee for any Acceptance or (iii) the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

=====================================================================================================================
                               ABR/C$ Prime Rate            Eurocurrency     Stamping Fee Rate      Facility Fee
                               ---------------------------------------------------------------------------------
      Index Debt Ratings:           Spread                     Spread                                   Rate
      -------------------           ------                     ------                                   ----
---------------------------------------------------------------------------------------------------------------------
          Category 1                      0%                   0.22%               0.22%               0.08%
          ----------
            = A2/A
---------------------------------------------------------------------------------------------------------------------
          Category 2                      0%                   0.275%              0.275%              0.10%
          ----------
             A3/A-
---------------------------------------------------------------------------------------------------------------------
          Category 3                      0%                   0.375%              0.375%              0.125%
          ----------
           Baa1/BBB+
---------------------------------------------------------------------------------------------------------------------
          Category 4                      0%                   0.475%              0.475%              0.15%
          ----------
           Baa2/BBB
---------------------------------------------------------------------------------------------------------------------
          Category 5                      0%                   0.575%              0.575%              0.175%
          ----------
           Baa3/BBB-
---------------------------------------------------------------------------------------------------------------------
          Category 6                      0%                   1.025%              1.025%              0.225%
          ----------
          <Baa3/BBB-
=====================================================================================================================

          For purposes of the foregoing,

               (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6;

               (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings, unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and

               (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.07(f) hereof or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

          "Average Life" means, as of any date, with respect to any debt or redeemable equity security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt or equity security multiplied in each case by (y) the amount of such principal or redemption payments by (ii) the sum of all such principal or redemption payments.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss.ss. 101 et seq.), as amended from time to time, or any successor statute.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Benefit Plan" means a pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA in respect of which the Company or an ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means the Company or any Canadian Borrower.

          "Borrowing" means Loans (including one or more Competitive Loans or Swingline Loans) of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans or Fixed Rate Loans, as to which a single Interest Period is in effect, or Acceptances issued on the same date and having the same maturity date.

          "Borrowing Minimum" means (a) in the case of a Borrowing (other than Swingline Loans) denominated in US Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in Canadian Dollars, C$5,000,000.

          "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in Canadian Dollars, C$1,000,000.

          "Borrowing Request" means a request by a Borrower for a Revolving Borrowing or a Borrowing of Acceptances in accordance with Section 2.03.

          "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit A-1.

          "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit A-2.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in US Dollars in the London interbank market and (b) when used in connection with a Loan denominated in Canadian Dollars, an Acceptance or a Canadian Letter of Credit, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Canadian Dollars in Toronto.

          "Calculation Date" means the last Business Day of each calendar month.

          "CAM" means the mechanism for the allocation and exchange of interests in the Tranches and collections thereunder established under Article IX.

          "CAM Exchange" means the exchange of the Lender's interests provided for in Article IX.

          "CAM Exchange Date" means the date on which any event referred to in
Section 7.01 (g) or (h) shall occur in respect of the Company.

          "CAM Percentage" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate US Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender and such Lender's participation in undrawn amounts of Letters of Credit immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate US Dollar Equivalent (as so determined) of the Specified Obligations owed to all the Lenders and the aggregate undrawn amount of outstanding Letters of Credit immediately prior to such CAM Exchange Date.

          "Canadian Agent" means The Toronto-Dominion Bank, in its capacity as Canadian administrative agent for the Canadian Tranche Lenders hereunder.

          "Canadian Borrower" means any Canadian Subsidiary that has been designated as such pursuant to Section 2.22 and that has not ceased to be a Canadian Borrower as provided in such Section. The Company shall be deemed to be a Canadian Borrower for purposes of Section 2.14(c)(ii) and (iv) with respect to any Existing Letter of Credit denominated in Canadian Dollars.

          "Canadian Dollars" or "C$" means the lawful money of Canada.

          "Canadian Issuing Bank" means The Toronto-Dominion Bank, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.07(i). The Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of the Canadian Issuing Bank, in which case the term "Canadian Issuing Bank" shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate. "Canadian Issuing Bank" also means Chase, solely in its capacity as issuer of any Existing Letter of Credit denominated in Canadian Dollars.

          "Canadian LC Exposure" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time and
(b) the aggregate amount
of all LC Disbursements with respect to Canadian Letters of Credit that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The Canadian LC Exposure of any Canadian Tranche Lender at any time shall be such Lender's Canadian Tranche Percentage of the aggregate Canadian LC Exposure.

          "Canadian Letter of Credit" means any letter of credit denominated in Canadian Dollars issued pursuant to this Agreement for the account of any Canadian Borrower by the Canadian Issuing Bank on behalf of Lenders holding Canadian Tranche Commitments and any Existing Letter of Credit denominated in Canadian Dollars.

          "Canadian Prime Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the C$ Prime Rate.

          "Canadian Subsidiary" means any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any province thereof.

          "Canadian Swingline Exposure" means, at any time, the aggregate principal amount of all Canadian Swingline Loans outstanding at such time. The Canadian Swingline Exposure of any Canadian Tranche Lender at any time shall be its Canadian Tranche Percentage of the total Canadian Swingline Exposure at such time.

          "Canadian Swingline Lender" means The Toronto-Dominion Bank, in its capacity as lender of Canadian Swingline Loans hereunder.

          "Canadian Swingline Loan" means a Loan made by the Canadian Swingline Lender pursuant to Section 2.06(b).

          "Canadian Tranche Commitment" means, with respect to each Canadian Tranche Lender, the commitment of such Canadian Tranche Lender to make Canadian Tranche Revolving Loans and to accept Drafts pursuant to Section 2.01(b) and to acquire participations in Canadian Letters of Credit and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Canadian Tranche Lender's Canadian Tranche Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11,
(b) increased from time to time pursuant to Section 2.12 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Canadian Tranche Lender's Canadian Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which Canadian Tranche Lender shall have assumed its Canadian Tranche Commitment, as applicable. The aggregate amount of the Canadian Tranche Commitments on the date hereof is $75,000,000.

          "Canadian Tranche Exposure" means, with respect to any Canadian Tranche Lender at any time, the sum at such time, without duplication, of the US Dollar Equivalents of (a) such Lender's Canadian Tranche Percentage of the sum of the principal amounts of the outstanding Canadian Tranche Revolving Loans and the face amounts of the outstanding Acceptances, plus (b) the aggregate amount of such Canadian Tranche Lender's Canadian LC

Exposure and Canadian Swingline Exposure.

          "Canadian Tranche Lender" means a Lender with a Canadian Tranche Commitment.

          "Canadian Tranche Percentage" means, with respect to any Canadian Tranche Lender, the percentage of the total Canadian Tranche Commitments represented by such Lender's Canadian Tranche Commitment. If the Canadian Tranche Commitments have terminated or expired, the Canadian Tranche Percentages shall be determined based upon the Canadian Tranche Commitments most recently in effect, giving effect to any assignments.

          "Canadian Tranche Revolving Borrowing" means a Borrowing comprised of Canadian Tranche Revolving Loans or Acceptances.

          "Canadian Tranche Revolving Loan" means a Loan made by a Canadian Tranche Lender pursuant to Section 2.01(b). Each Canadian Tranche Revolving Loan made to the Company shall be denominated in US Dollars and shall be a Eurocurrency Loan or an ABR Loan, and each Canadian Tranche Revolving Loan made to a Canadian Borrower shall be denominated in Canadian Dollars and shall be a Canadian Prime Rate Loan.

          "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the obligations with respect to which are required to be classified and accounted for as capital leases on a balance sheet of the lessee under GAAP.

          "C$ Prime Rate" means, on any day, the annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of:

               (a) the annual rate of interest determined by the Canadian Agent as the annual rate of interest announced from time to time by the Canadian Agent as its prime rate in effect at its principal office in Toronto on such day for determining interest rates on Canadian Dollar denominated commercial loans in Canada; and

               (b) the annual rate of interest equal to the sum of (A) the CDOR BA Rate (using a maturity of one month) in effect on such day and (B) 1% per annum.

To the extent that the C$ Prime Rate as determined under clause (a) above is not available, the C$ Prime Rate will be determined in accordance with clause (b) above.

          "CDOR BA Rate" means (i) with respect to any Acceptance accepted by a
Schedule I Bank, the yearly rate of interest determined by the Canadian Agent to be equivalent to the average of the yields applicable to banker's acceptances denominated in Canadian Dollars for Schedule I Banks for any specified maturity quoted on the Reuters Money Market CDOR page under "Canadian Interbank Bid BA Rates" on the day of determination (or on the preceding day, if such day is not a Business Day) and (ii) with respect to any Acceptance accepted by a Canadian Tranche Lender other than a Schedule I Bank, subject to section 2.04(j), the sum of (A) such yearly rate of interest determined as set forth under clause (i) and
(B) 0.10% per annum. For the purposes of such pricing, the Canadian Agent shall notify the Canadian Tranche Lenders of the CDOR BA Rate applicable to them as soon as is reasonably practicable.

          "Change in Law" means (a) the adoption or coming into force of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank or by any lending office of such Lender or by such Lender's or Issuing Bank's holding company with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Chase" means The Chase Manhattan Bank and its successors.

          "Class", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Tranche Revolving Loans, Competitive Loans, Swingline Loans or Canadian Tranche Revolving Loans, or whether such Borrowing is a Borrowing of Acceptances, and
(b) any Commitment, refers to whether such Commitment is a US Tranche Commitment or a Canadian Tranche Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

          "Commitment" means a US Tranche Commitment or a Canadian Tranche Commitment.

          "Company" has the meaning assigned to such term in the heading of this Agreement.

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.05.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request for Competitive Bids in accordance with Section 2.05.

          "Competitive Borrowing" means a Borrowing comprised of Competitive Loans.

          "Competitive Loan" means a Loan made pursuant to Section 2.05. Each Competitive Loan shall be a Eurocurrency Loan or a Fixed Rate Loan.

          "Competitive Loan Exposure" means, with respect to any Lender at any time, the aggregate principal amount of the outstanding Competitive Loans of such Lender.

          "Confidential Information Memorandum" means the Confidential Information Memorandum dated June 2000 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.

          "Contractual Obligation", as applied to any Person, means any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Conversion" means a conversion of a Canadian Prime Rate Loan or an Acceptance pursuant to Section 2.04(l).

          "Customary Permitted Liens" means:

          (i) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by law, created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, liability insurance or self-insurance, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, liens with respect to municipal and zoning ordinances, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which individually or in the aggregate do not or could not reasonably be expected to have a Material Adverse Effect;

          (v) Liens incurred with respect to rights of agents for collection for the Company and its Subsidiaries under assignments of chattel paper, accounts, instruments, or general intangibles for purposes of collection in the ordinary course of business;

          (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (vii) purchase money security interests of suppliers with respect to goods supplied, which security interests have not been perfected by filing or by the taking of possession of collateral and which have not been in existence more than ninety (90) days; and

          (viii) extensions, renewals or replacements of any Lien referred to in clauses (i) through (vi) above; provided, that (A) in the case of paragraphs (i) through (iii) above, the principal amount of the obligation secured thereby is not increased and (B) any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          "Debt" at any time means, with respect to the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of (i) the aggregate outstanding principal balance of all Revolving Loans, all Competitive Loans and all Swingline Loans at such time, (ii) the aggregate principal amount of indebtedness of the Company and its consolidated Subsidiaries at such time,
(iii) the outstanding principal amount of Capital Leases of the Company and its consolidated Subsidiaries at such time, (iv) all reimbursement obligations and other liabilities of the Company and its consolidated Subsidiaries with respect to letters of credit, other than letters of credit issued in connection with the incurrence of trade debt, (v) any indebtedness incurred other than in the ordinary course of business, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (vi) any indebtedness (other than trade debt incurred in the ordinary course of business), whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by the Company or any such consolidated Subsidiary, whether by purchase, consolidation, merger or otherwise, and (vii) the aggregate amount of all Guarantees with respect to indebtedness of third parties of the type described in clauses (ii) through (vi) above at such time.

          "Debt/EBITDA Ratio" at any time means the ratio of (i) Debt less the aggregate amount of cash and cash equivalents held by the Company and its consolidated Subsidiaries at such time to (ii) EBITDA for the twelve-month period ending with the last day of the then most recently ended fiscal quarter of the Company with respect to which the Company has delivered consolidated financial statements pursuant to Section 5.07(a) or (b), as applicable.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Discount" has the meaning given to such term in Section 2.04(e)(i).

          "Draft" means a blank non-interest bearing bill of exchange within the meaning of the Bills of Exchange Act (Canada) or a blank depository bill within the meaning of the Depository Bills and Notes Act (Canada), as applicable, drawn by a Canadian Borrower and addressed to a Canadian Tranche Lender, made payable to such Borrower, bearer or a clearing house bearing such distinguishing letters and numbers and being in such form as each Canadian Tranche Lender may require.

          "EBITDA" for any period means the consolidated operating earnings from continuing operations of the Company and its Subsidiaries before interest, taxes, depreciation, amortization, minority interests and other non-cash adjustments to operating earnings for such period; provided that operating earnings from continuing operations shall not be reduced by any charge which is incurred in connection with the quantification of future claims with respect to asbestos personal injury cases. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Debt/EBITDA Ratio, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Company and its Subsidiaries with value in excess of $25,000,000, and "Material Disposition" means any sale or other disposition of property or series of related sales or other dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries with value in excess of $25,000,000.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 11.02).

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, or common law, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage claims, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Material into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code, excluding any foreign Subsidiary of the Company which is not subject to ERISA.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event of Default" has the meaning assigned to such term in Section 7.01.

          "Exchange Rate" means, on any day, the rate at which Canadian Dollars may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for Canadian Dollars. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of Canadian Dollars are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

          "Excluded Taxes" means, with respect to any Lender or Issuing Bank,
(a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a

US Tranche Lender (other than a Lender that becomes a US Tranche Lender by operation of the CAM), any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such US Tranche Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such US Tranche Lender and is in effect and would apply at the time such lending office is designated, (d) in the case of a Canadian Tranche Lender (other than a Lender that becomes a Canadian Tranche Lender by operation of the CAM), any withholding tax that is imposed (i) by Canada (or any political subdivision thereof) on payments by a Canadian Borrower from an office within such jurisdiction or (ii) by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction, in either case to the extent such tax is in effect and would apply as of the date such Canadian Tranche Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Canadian Tranche Lender and is in effect and would apply at the time such lending office is designated, or (e) any withholding tax that is attributable to such Lender's failure to comply with Section 2.19(e), except, in the case of clause (c) or (d) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.19(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type from the applicable Borrower.

          "Existing Letters of Credit" has the meaning given to such term in
Section 2.07(k).

          "Exposure" means, with respect to any Lender, such Lender's US Tranche Revolving Exposure, Competitive Loan Exposure and Canadian Tranche Exposure.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, the controller, the assistant controller, the treasurer or the assistant treasurer of the Company.

          "Fiscal Year" means the fiscal year of the Company, which shall be the twelve (12) month period ending on December 31 in each year or such other period as the Company may designate and the Administrative Agent (with the consent of the Required Lenders) may approve in writing.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a

Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

          "Foreign Subsidiary" means any Subsidiary other than a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" when used with respect to any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt; provided that the term "Guarantee" shall not include endorsements of items by any Person for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any solid, liquid, gas, odor, heat, sound, vibration, radiation or combination of any of them regulated under or for which liability or standards of care are imposed pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Initial Borrowing Date" means the date of the initial Borrowing hereunder.

          "Interest Coverage Ratio" of the Company for any period means the ratio of (a) EBITDA for such period to (b) the total net consolidated interest expense of the Company and its Subsidiaries during such period (as shown on a consolidated income statement of the Company for such period).

          "Interest Election Request" means a request by the relevant Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.10.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other than a US Swingline Loan) or Canadian Prime Rate Loan (other than a Canadian Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period,
(c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing, (d) with respect to any US Swingline Loan, the day that such Loan is required to be repaid, and (e) with respect to any Canadian Swingline Loan, the last day of each month.

          "Interest Period" means, (i) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect and (ii) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "Issuing Bank" means the US Issuing Bank or the Canadian Issuing Bank.

          "LC Disbursement" means a payment made by an Issuing Bank in respect of a Letter of Credit.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or as provided in Section 2.12, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders.

          "Letter of Credit" means any US Letter of Credit or any Canadian Letter of Credit.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to US Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in US Dollars with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which US Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, collateral deposit arrangement, security interest, charge, encumbrance (including, but not limited to, easements, rights of way, zoning restrictions, restrictive covenants and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the Uniform Commercial Code) naming the Company or any Material Subsidiary as owner of the collateral to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction, and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that any financing statement or similar statement filed without the consent of the Company or any of its Subsidiaries shall not constitute a Lien if such statement does not secure an obligation due and owing by the Company or any such Subsidiary and the Company or such Subsidiary, as appropriate, shall take prompt action to have the statement terminated or otherwise removed.

          "Loan Documents" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Letter of Credit and each promissory note delivered pursuant to this Agreement.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

          "Local Time" means (a) with respect to a Loan, Borrowing or Letter of Credit denominated in US Dollars, New York City time and (b) with respect to a Loan, Borrowing or Letter of Credit denominated in Canadian Dollars, Toronto time.

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole and taking into account the cyclical nature of the business of the Company and its Subsidiaries, (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

          "Material Debt" means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Material Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Debt, the "principal amount" of the obligations of the Company or any Material Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary" means, at any time, any one of (i) United States Gypsum Company, a Delaware corporation, (ii) USG Interiors, Inc., a Delaware corporation, (iii) L&W Supply Corporation, a Delaware corporation, (iv) CGC Inc., a Canadian corporation, (v) any Canadian Borrower, (vi) any other Subsidiary of the Company with revenues for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter of the Company greater than or equal to 10% of the total revenues of the Company and its Subsidiaries on a consolidated basis for such period, and (vii) any other Subsidiary of the Company with assets as of the last day of the Company's most recently ended fiscal quarter greater than or equal to 10% of the total assets of the Company and its Subsidiaries on a consolidated basis on such date, in each case computed in accordance with GAAP; provided that if, at any time, all of the Company's Subsidiaries that are not Material Subsidiaries (the "Non-Material Subsidiaries"), taken as a whole, would constitute a Material Subsidiary, then the Company shall designate one or more additional Subsidiaries as Material Subsidiaries to the effect that, after such designation, all of the remaining Non-Material Subsidiaries, taken as a whole, would not constitute a Material Subsidiary at such time.

          "Maturity Date" means June 30, 2005.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

          "Net Acceptance Proceeds" means the cash proceeds realized on the issuance and sale of an Acceptance pursuant to this Agreement after deduction of the Stamping Fee.

          "Obligations" means (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, (iii) each payment required to be made by any Borrower under this Agreement in respect of any Acceptance, when and as due, whether at maturity, by acceleration or otherwise, including Stamping Fees, and (iv) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement and the other Loan Documents, and (b) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Company or any Subsidiary, monetary or otherwise, under each interest rate Hedging Agreement relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

          "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor entity performing similar functions.

          "Permit" means any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Refinancing Debt" means Debt of the Company, the proceeds of which are used to Refinance outstanding Debt of the Company or any Subsidiary, provided that (i) if the Debt being Refinanced is pari passu with or subordinated in right of payment to the Obligations, then such Debt is pari passu or subordinated in right of payment to, as the case may be, the Obligations at least to the same extent as the Debt being Refinanced,
(ii) such Debt is scheduled to mature (as determined under GAAP) no earlier than the earlier of (A) the maturity date of the Debt being Refinanced and (B) the Maturity Date, (iii) such Debt has an Average Life at the time such Debt is incurred that is equal to or greater than the lesser of (A) the Average Life of the Debt being Refinanced and (B) the period from the date such Debt is incurred to the Maturity Date, and (iv) such Debt is in an aggregate principal amount (or, if such Debt is issued at a price less than the principal amount thereof, has an aggregate original issue price) not in excess of the aggregate principal amount then outstanding of the Debt being Refinanced (or if the Debt being Refinanced was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus all interest accrued thereon and all related fees, expenses, and redemption or repurchase premiums (including any payments made in connection with procuring any required lender or similar consents).

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained for employees of the Company or any ERISA Affiliate.

          "Pooling and Servicing Agreement" means that certain Pooling and Servicing Agreement dated as of December 20, 1994, as the same has been amended, restated, supplemented or otherwise modified from time to time through the date hereof, among the Company, USG Funding Corporation, a Delaware corporation and a Subsidiary of the Company, and The Chase Manhattan Bank (formerly known as Chemical Bank), in its capacity as trustee.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Receivables Purchase Agreement" has the meaning given to such term in the Pooling and Servicing Agreement.

          "Refinance" means, with respect to any Debt, to renew, extend, refinance, refund, replace or repurchase, or be substituted for, such Debt and "Refinancing" means the renewal, extension, refinancing, refunding, replacement or repurchasing of, or substitution for, such Debt.

          "Register" has the meaning set forth in Section 11.04.

          "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such

Person and such Person's Affiliates.

          "Release" means significant release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or upon any land, water or air, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

          "Remedial Action" has the meaning given to such term in Section
7.01(m).

          "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder, with respect to which the notice requirements to the PBGC have not been waived.

          "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

          "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X of the Board, Environmental Laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement, approval, Permit or license or occupational safety or health law, rule or regulation.

          "Reset Date" has the meaning set forth in Section 1.05(a).

          "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Revolving Borrowing" means a Borrowing comprised of US Tranche Revolving Loans, Canadian Tranche Revolving Loans or Acceptances.

          "Revolving Exposure" means a US Tranche Revolving Exposure or a Canadian Tranche Exposure.

          "Revolving Loan" means any US Tranche Revolving Loan or Canadian Tranche Revolving Loan.

          "Rollover" means an issue of Acceptances on the maturity of an outstanding issue of Acceptances having an aggregate face amount which is less than or equal to the aggregate face amount of the maturing issue of Acceptances.

          "Rollover Date" means a Business Day on which a Rollover of all or a portion of an issue of Acceptances is made.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Sale and Lease-Back Transaction" has the meaning given to such term in Section 6.06.

          "Schedule I Bank" means a Canadian chartered bank identified in
Schedule I to the Bank Act (Canada).

          "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Specified Obligations" means Obligations consisting of the principal of and interest on Loans, payment obligations in respect of Acceptances, reimbursement obligations in respect of LC Disbursements, and fees.

          "Stamping Fee" means the stamping fee payable at the time of each Acceptance, calculated and payable in the manner provided for in Section 2.04(f).

          "Statutory Reserve Rate" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than

50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Company.

          "Swingline Exposure" means US Swingline Exposure or Canadian Swingline Exposure.

          "Swingline Lender" means the US Swingline Lender or the Canadian Swingline Lender.

          "Swingline Loan" means a Canadian Swingline Loan or a US Swingline
Loan.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Termination Event" means (i) any Reportable Event with respect to any Benefit Plan, (ii) the withdrawal of the Company or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation arising under Section 4041 of ERISA of either the Company or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA,
(iv) the institution by the PBGC of proceedings to terminate any Benefit Plan,
(v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, or (vi) the partial or complete withdrawal (within the meaning of Section 4203 and 4205, respectively, of ERISA) of the Company or any ERISA Affiliate from a Multiemployer Plan.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "364-Day Credit Agreement" means the 364-Day Credit Agreement dated as of the date hereof among the Company, the lenders from time to time party thereto, the Administrative Agent and the Syndication Agents and Documentation Agent named in the heading of this Agreement.

          "Tranche" means a category of Commitments and extensions of credit thereunder.

For purposes hereof, each of the following comprise a separate Tranche: (i) the US Tranche Commitments, the US Tranche Revolving Loans, the US LC Exposure, the Competitive Loans and the US Swingline Loans and (ii) the Canadian Tranche Commitments, the Canadian Tranche Revolving Loans, the Acceptances, the Canadian LC Exposure and the Canadian Swingline Loans.

          "Transactions" means the execution, delivery and performance by the Borrowers of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof, the issuance of Drafts and the use of proceeds of Acceptances, and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the C$ Prime Rate, the CDOR BA Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate. A Borrowing of Acceptances shall be considered to be a "Type" of Borrowing.

          "US Dollar Equivalent" means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in Canadian Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to Canadian Dollars at the time in effect under the provisions of such Section.

          "US Dollars" or "$" means the lawful money of the United States of America.

          "US Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of US Letters of Credit (including the Existing Letters of Credit denominated in US Dollars) hereunder, and its successors in such capacity as provided in Section 2.07(i). The US Issuing Bank may, in its discretion, arrange for one or more US Letters of Credit to be issued by Affiliates of the US Issuing Bank, in which case the term "US Issuing Bank" shall include any such Affiliate with respect to US Letters of Credit issued by such Affiliate.

          "US LC Exposure" means at any time the sum of (a) the aggregate undrawn amount of all outstanding US Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements with respect to US Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The US LC Exposure of any US Tranche Lender at any time shall be such Lender's US Tranche Percentage of the aggregate US LC Exposure.

          "US Letter of Credit" means any letter of credit denominated in US Dollars issued pursuant to this Agreement for the account of the Company by the US Issuing Bank on behalf of Lenders holding US Tranche Commitments and any Existing Letter of Credit denominated in US Dollars.

          "US Swingline Exposure" means, at any time, the aggregate principal amount of all US Swingline Loans outstanding at such time. The US Swingline Exposure of any US Tranche Lender at any time shall be its US Tranche Percentage of the total US Swingline Exposure at such time.

          "US Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of US Swingline Loans hereunder.

          "US Swingline Loan" means a Loan made by the US Swingline Lender pursuant to Section 2.06(a).

          "US Tranche Commitment" means, with respect to each US Tranche Lender, the commitment of such US Tranche Lender to make US Tranche Revolving Loans pursuant to Section 2.01(a) and to acquire participations in US Letters of Credit and US Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such US Tranche Lender's US Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11, (b) increased from time to time pursuant to Section
2.12 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each US Tranche Lender's US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such US Tranche Lender shall have assumed its US Tranche Commitment, as applicable. The aggregate amount of the US Tranche Commitments on the date hereof is $325,000,000.

          "US Tranche Lender" means a Lender with a US Tranche Commitment.

          "US Tranche Percentage" means, with respect to any US Tranche Lender, the percentage of the total US Tranche Commitments represented by such Lender's US Tranche Commitment. If the US Tranche Commitments have terminated or expired, the US Tranche Percentages shall be determined based upon the US Tranche Commitments most recently in effect, giving effect to any assignments.

          "US Tranche Revolving Borrowing" means a Borrowing comprised of US Tranche Revolving Loans.

          "US Tranche Revolving Exposure" means, with respect to any US Tranche Lender at any time, the sum at such time, without duplication, of (a) such Lender's US Tranche Percentage of the sum of the principal amounts of the outstanding US Tranche Revolving Loans, plus (b) the aggregate amount of such Lender's US LC Exposure and US Swingline Exposure at such time.

          "US Tranche Revolving Loan" means a Loan made by a US Tranche Lender pursuant to Section 2.01(a). Each US Tranche Revolving Loan shall be a Eurocurrency Loan or an ABR Loan.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "US Tranche Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency US Tranche Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "US Tranche Revolving Borrowing") or by Type (e.g., a "US Tranche Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency US Tranche Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05.  Exchange Rates.

          (a) Not later than 10:00 a.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to Canadian Dollars and (ii) give written notice thereof to the Lenders and the Company. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 11.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting any amounts between US Dollars and Canadian Dollars.

          (b) Not later than 5:00 p.m., Toronto time, on each Reset Date and each date on which Canadian Tranche Revolving Loans denominated in Canadian Dollars are made, Acceptances are issued or a Canadian Letter of Credit is issued, the Canadian Agent shall (i) determine the aggregate amount of the US Dollar Equivalents of the principal amounts of the outstanding Canadian Tranche Revolving Loans, the face amount of outstanding Acceptances and Canadian Letters of Credit and the principal amount of outstanding LC Disbursements denominated in Canadian Dollars (after giving effect to any Canadian Tranche Revolving Loans made or repaid, Drafts accepted or the face amount of Acceptances paid, Canadian Letters of Credit issued or drawn and LC Disbursements reimbursed on such date) and (ii) notify the Administrative Agent and the Company of the results of such determination. The Administrative Agent shall promptly notify each Lender thereof.


                                   ARTICLE II

                                   The Credits

          SECTION 2.01.  Commitments.

          (a) Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make US Tranche Revolving Loans to the Company from time to time during the Revolving Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's US Tranche Revolving Exposure exceeding its US Tranche Commitment or (ii) the aggregate amount of the Lenders' US Tranche Revolving Exposures and Competitive Loan Exposures exceeding the aggregate amount of the US Tranche Commitments.

          (b) Subject to the terms and conditions set forth herein, each Canadian Tranche Lender agrees to make Canadian Tranche Revolving Loans to the Canadian Borrowers in Canadian Dollars and/or to the Company in US Dollars and to accept Drafts issued by the Canadian Borrowers in Canadian Dollars from time to time during the Revolving Availability Period in an aggregate principal amount of Loans and face amount of Acceptances at any time outstanding that will not result in (i) such Lender's Canadian Tranche Exposure exceeding its Canadian Tranche Commitment or (ii) the aggregate amount of the Lenders' Canadian Tranche Exposures exceeding the aggregate amount of the Canadian Tranche Commitments.

          SECTION 2.02.  Loans and Borrowings.

          (a) Each US Tranche Revolving Loan shall be made as part of a Borrowing consisting of US Tranche Revolving Loans made by the US Tranche Lenders ratably in accordance with their respective US Tranche Commitments. Each Canadian Tranche Revolving Loan shall be made as part of a Borrowing consisting of Canadian Tranche Revolving Loans made by the Canadian Tranche Lenders ratably in accordance with their respective Canadian Tranche Commitments. Each Acceptance shall be issued in accordance with Section 2.04. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

          (b)   Subject to Section 2.16,

                (i) each US Tranche Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans, in each case as the Company may request in accordance herewith;

                (ii) each Canadian Tranche Revolving Borrowing shall be comprised entirely of Acceptances or Canadian Prime Rate Loans, in each case as a Canadian Borrower may request in accordance herewith, or entirely of Eurocurrency Loans or ABR Loans, in each case as the Company may request in accordance herewith;

                (iii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans, in each case as the Company may request in accordance herewith;

                (iv)  each US Swingline Loan shall be an ABR Loan; and

                (v) each Canadian Swingline Loan shall be a Canadian Prime Rate Loan.

Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.16, 2.17, 2.18 and 2.19 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Each Borrowing (other than Swingline Loans) shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that an ABR Revolving Borrowing may be made in an aggregate amount that is equal to the aggregate available US Tranche Commitments. Each US Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten US Tranche Eurocurrency Revolving Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (e) For purposes of determining availability hereunder, the Agents shall assume at all times that Canadian Swingline Loans are outstanding in the aggregate principal amount of $7,000,000.

          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Applicable Agent (and the Administrative Agent, if the Applicable Agent is not the Administrative Agent) of such request by telephone

          (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing,

          (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing,

          (c) in the case of a Canadian Prime Rate Revolving Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing, and

          (d) in the case of a Borrowing of Acceptances, not later than 12:00 noon, Toronto time, two Business Days before the date of the proposed Borrowing.

Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed by 2:00 p.m. (Local Time) on the same Business Day by hand delivery or telecopy to the Applicable Agent (and the Administrative Agent, if the Applicable Agent is not the Administrative Agent) of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

                (ii) whether the requested Borrowing is to be a US Tranche Revolving Borrowing or a Canadian Tranche Revolving Borrowing;

                (iii) the currency and aggregate principal amount (in the case of Loans) or face amount (in the case of Acceptances) of the requested Borrowing;

                (iv) the date of the requested Borrowing, which shall be a Business Day;

                (v)    the Type of the requested Borrowing;

                (vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                (vii) in the case of a Borrowing of Acceptances, the term applicable thereto, which shall be a period contemplated by Section 2.04(a); and

                (viii) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.08.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, and (ii) in the case of a Borrowing by a Canadian Borrower denominated in Canadian Dollars, a Canadian Prime

Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. If no term is specified with respect to any requested Borrowing of Acceptances, then the relevant Borrower shall be deemed to have selected a term of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender that will make a Loan or accept a Draft as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made or the face amount of the Draft to be accepted by such Lender as part of the requested Borrowing.

          SECTION 2.04.  Canadian Bankers' Acceptances.

          (a) Notice and Term. Any Canadian Borrower may give the Canadian Agent instructions (which must be received by the Canadian Agent before 12:00 noon (Toronto time) on the second Business Day before the proposed date of a requested Borrowing to be effective) that it wishes to have Drafts accepted under this Agreement on any proposed Business Day and stating the aggregate face amount and the term applicable to such Drafts. The term of such Drafts must be a period of one, two, three or six months, and be subject to marketability, maturing on or before the end of the Revolving Availability Period.

          (b) Face Amount of Drafts. The aggregate face amount of an issue of Drafts to be accepted on any particular date of a requested Borrowing must be C$5,000,000 or a whole number multiple of C$1,000,000 in excess thereof. The face amount of each Acceptance shall be a whole number multiple of C$100,000. The Canadian Agent will round allocations among the Canadian Tranche Lenders to ensure that each Acceptance issued has a face amount which is a whole number multiple of C$100,000, and such rounded allocation shall constitute the Canadian Tranche Lenders' respective Canadian Tranche Percentages of an issue of Acceptances for the purposes of this Agreement.

          (c) Power of Attorney. In order to facilitate issues of Acceptances pursuant to this Agreement, each Canadian Borrower authorizes each Canadian Tranche Lender, and for this purpose appoints each Canadian Tranche Lender its lawful attorney, to complete, sign and endorse Drafts issued in accordance with Sections 2.04(a) and (b) on its behalf in handwritten or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed, and following acceptance of them as an Acceptance under this Agreement, then purchase, discount or negotiate such Acceptances in accordance with the provisions of this Section 2.04. Drafts so completed, signed, endorsed and negotiated on behalf of any Canadian Borrower by any Canadian Tranche Lender shall bind such Canadian Borrower as fully and effectively as if so performed by an authorized officer of such Canadian Borrower.

          (d) Restrictions. The Canadian Agent shall have the discretion to restrict the term and maturity date of an issue of Acceptances and the number of issues of Acceptances outstanding at any one time. Unless the Canadian Agent notifies each Canadian Borrower to the contrary, the maximum number of issuances of Acceptances outstanding at any time is limited to ten in total for all Canadian Borrowers.

          (e)   Discount and Sale of Acceptances.

          (i) Except as otherwise provided in Section 2.04(j), each Canadian Tranche Lender shall purchase its Canadian Tranche Percentage of each issue of Acceptances for its own account on the date of such Borrowing at the purchase price equal to the face amount of such Acceptances less an amount equal to the amount (the "Discount") that yields to such Canadian Tranche Lender (excluding the Stamping Fee) an interest rate per annum equal to the CDOR BA Rate applicable to such Acceptance for the applicable term of such Acceptances.

          (ii) Except as otherwise provided in Sections 2.04(l) and (m), each Canadian Tranche Lender shall pay the Net Acceptance Proceeds of its Canadian Tranche Percentage of each issue of Acceptances to the Canadian Agent on the date of such Borrowing in exchange for delivery of such Acceptances. Such Net Acceptance Proceeds, when received by the Canadian Agent, will be advanced by bank transfer to the credit of the applicable Canadian Borrower's account.

          (iii) Each Canadian Tranche Lender may at any time and from time to time purchase, hold, sell, rediscount or otherwise dispose of any Acceptance, and no such dealing shall prejudice or impair any Canadian Borrower's obligations under Section 2.04(g).

          (f) Stamping Fee. The stamping fee is payable by the applicable Canadian Borrower to each accepting Canadian Tranche Lender on the issuance of each Acceptance and shall be calculated upon the face amount of each such Acceptance for the duration of its term on the basis of the actual number of days to elapse from the date of its acceptance up to the maturity date of the Acceptance calculated at the Applicable Rate. Each accepting Canadian Tranche Lender shall be entitled to deduct from the Acceptance Proceeds to be remitted to the Canadian Agent pursuant to Subsection 2.04(e)(ii) the stamping fee payable to it as determined in accordance with this Section 2.04(f).

          (g) Payment of Acceptances. Subject to Section 2.04 (l) and (m), each Canadian Borrower shall pay to each Canadian Tranche Lender the full face amount of each Acceptance accepted by such Canadian Tranche Lender for its account on the maturity date of such Acceptance. If an Acceptance matures and such Canadian Borrower has not made such payment, nor effected a Conversion or Rollover pursuant to Section 2.04(l) or (m), respectively, such Canadian Borrower shall be deemed to have provided for payment of the full face amount of the Acceptance by Conversion of such Acceptance into a Canadian Prime Rate Loan in a principal amount equal to the full face amount of the Acceptance on its maturity date.

          (h) Waivers. No Canadian Borrower shall claim from any Canadian Tranche Lender any days of grace for the payment at maturity of any Drafts presented and accepted by such Canadian Tranche Lender pursuant to this Agreement. In addition, each Canadian Borrower waives demand, presentment for payment, protest, notice of protest, dishonor, notice of dishonor and any other notice or defense to payment which might otherwise exist if for any reason an Acceptance is held by any Canadian Tranche Lender in its own right at the maturity thereof.

          (i) Notice of Maturing Acceptances. The applicable Canadian Borrower shall give the Canadian Agent, before 11:00 a.m. (Toronto time) on the second Business Day before the maturity of any Acceptances, a notice of repayment or Borrowing Request requesting a Conversion or Rollover in respect of such Acceptances in order to permit each Canadian Tranche Lender to organize its internal funding requirements to fund the payment of the face amount of such Acceptances to the respective holders thereof upon or following maturity. If such Canadian Borrower fails to give any such notice to the Canadian Agent, any Canadian Prime Rate Loan resulting from the application of Section 2.04(g) shall bear interest for a period from and including the date such Loan is made until the third Business Day thereafter at a rate per annum equal to 115% of the rate otherwise payable pursuant to Section 2.15. Each Canadian Borrower agrees that such additional interest is a genuine pre-estimate of loss to each Canadian Tranche Lender and not a penalty. Such increased interest is payable for the administrative expense incurred by each Canadian Tranche Lender and the loss of protection against future interest rate risks suffered by each Canadian Tranche Lender as a result of any Canadian Borrower's failure to give any of these notices.

          (j) B/A Equivalent Advances. If a Canadian Tranche Lender is not a Canadian chartered bank or is not permitted by applicable law to, or does not by virtue of policy or customary practice, accept Drafts for the purpose of subsequent sale as a bankers' acceptance (a "Non-Acceptance Lender"), each time a Canadian Borrower gives a Borrowing Request for an issue of Acceptances, such Non-Acceptance Lender shall, in lieu of accepting and purchasing Acceptances pursuant to Section 2.04(e), make an advance in Canadian Dollars to such Canadian Borrower (a "B/A Equivalent Advance") in the amount equal to the Acceptance Proceeds which would be derived from a hypothetical sale of Drafts accepted by it ("Notional Acceptances") in the aggregate face amount of its Canadian Tranche Percentage of such requested issue of Acceptances at a discount rate that yields to such Non-Acceptance Lender (excluding the Stamping Fee) an interest rate per annum equal to the CDOR BA Rate for Acceptances accepted by a Canadian Tranche Lender that is not a Schedule I Bank. Any B/A Equivalent Advance shall be repayable on the maturity of such issue of Acceptances. A Non-Acceptance Lender shall be entitled to deduct from the amount of its B/A Equivalent Advance to be paid to the Canadian Agent pursuant to Subsection 2.04(e)(ii) an amount equal to the Stamping Fee determined in accordance with
Section 2.04(f) that would have been payable to it with respect to the Notional Acceptances corresponding to the B/A Equivalent Advance. For the purposes of this Agreement each reference to an issue of Acceptances or Acceptances issued by a Non-Acceptance Lender shall be deemed to include, where relevant, B/A Equivalent Advances, with the necessary changes being made to fit the context.

          (k) Calculation of Net Acceptance Proceeds. The Net Acceptance Proceeds for any Acceptances purchased by a Canadian Tranche Lender may be determined in accordance with the following formula:


Net Acceptance       Face amount of               1      - (AR x n/365)
    Proceeds     =     Acceptances     X    ============
                                             1+(CROD BA
                                            Rate x n/365)


Where n is the number of days to elapse in the term of the Acceptances, CDOR BA Rate is the applicable rate for such Acceptance and is expressed as a decimal and AR is the Applicable Rate with respect to the Stamping Fee.

          (l) Conversions. Any Canadian Borrower may request the Canadian Tranche Lenders to convert (a) at any time, a Canadian Prime Rate Borrowing or a portion thereof into an issue of Acceptances or (b) on its maturity date, an issue of Acceptances or a portion thereof into a Canadian Prime Rate Borrowing, upon delivering a Borrowing Request to the Canadian Agent requesting a Conversion specifying both the amount of the Borrowing to be converted and the amount and Type of the requested resulting Borrowing. The relevant provisions of this Agreement applicable to a borrowing and availability of the Type of Borrowing which will result from the Conversion (as well as any portion of the Borrowing which is not being converted) must be satisfied to effect any such requested Borrowing (including the applicable notice provisions contained in Section 2.03). Subject to the foregoing provisions of this Section 2.04(l), the Borrowing (or portion thereof) requested to be converted shall be converted in accordance with the Borrowing Request and any Net Acceptance Proceeds derived from the Conversion shall be retained by each Canadian Tranche Lender for its own account.

          (m) Rollovers. At or before 11:00 a.m. (Toronto time) two Business Days prior to the maturity of an issue of Acceptances, unless the applicable Canadian Borrower has delivered to the Canadian Agent a Borrowing Request requesting a Conversion in accordance with Section 2.04(l) or a notice of repayment, such Canadian Borrower shall deliver a Borrowing Request to the Canadian Agent requesting a Rollover and selecting the term applicable to the resulting issue of Acceptances. The relevant provisions of this Agreement applicable to a Borrowing of Acceptances must be satisfied to effect any such Rollover. Subject to the foregoing provisions of this Section 2.04(m), the Borrowing (or portion thereof) requested to be rolled over shall be rolled over in accordance with the Borrowing Request and the Net Acceptance Proceeds derived from the Rollover shall be retained by each Canadian Tranche Lender for its own account. The provisions of Section 2.04(g) shall apply if any Canadian Borrower fails to deliver any such requests or notice.

          (n) Payments on a Conversion or Rollover. If any Canadian Borrower requests the Canadian Tranche Lenders to convert a Canadian Prime Rate Loan or a portion thereof to an issue of Acceptances pursuant to Section 2.04(l), or to Rollover an issue of Acceptances or a portion thereof pursuant to Section 2.04(m), then such Canadian Borrower shall pay to the Canadian Tranche Lenders the difference between (a) the face amount of the resulting Acceptances minus (b) the Net Acceptance Proceeds of the resulting Acceptances determined in accordance with Section 2.04(k) upon the acceptance and purchase of the resulting Acceptances in accordance with this
Section 2.04.

          SECTION 2.05.  Competitive Bid Procedure.

          (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period the Company may request Competitive Bids for Competitive Loans in US Dollars and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the US Tranche Revolving Exposures and Competitive Loan Exposures at any time shall not exceed the aggregate amount of the Lenders' US Tranche Commitments. To request Competitive Bids, the Company shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Competitive Borrowing. Not more than three Competitive Bid Requests may be submitted on the same day, and a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                (i)   the aggregate amount of the requested Borrowing;

                (ii)  the date of such Borrowing, which shall be a Business Day;

                (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

                (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.08.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the US Tranche Lenders to submit Competitive Bids.

          (b) Each US Tranche Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the date of the proposed Competitive Borrowing. Competitive Bids that do not conform to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify

                (i) the principal amount (which shall be in an amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple, and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Lender is willing to make,

                (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and

                (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the US Tranche Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Competitive Borrowing; provided that

                (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid,

                (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate,

                (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request,

                (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and

                (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of at least the Borrowing Minimum and an integral multiple of the Borrowing Multiple;

provided further that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding US Tranche Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent or one of its Affiliates shall elect to submit a Competitive Bid in its capacity as a US Tranche Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.06.  Swingline Loans.

          (a)   US Swingline Loans.

          (i) Subject to the terms and conditions set forth herein, the US Swingline Lender agrees to make US Swingline Loans to the Company in US Dollars from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
     (i) the aggregate principal amount of outstanding US Swingline Loans exceeding $40,000,000 or (ii) the aggregate amount of the Lenders' US Tranche Revolving Exposures and Competitive Loan Exposures exceeding the aggregate amount of the US Tranche Commitments; provided that the US Swingline Lender shall not be required to make a US Swingline Loan to refinance an outstanding US Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow US Swingline Loans.

          (ii) To request a US Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed US Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested US Swingline Loan. The Administrative Agent will promptly advise the US Swingline Lender of any such notice received from the Company. The US Swingline Lender shall make each US Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the US Swingline Lender by 3:00 p.m., New York City time, on the requested date of such US Swingline Loan.

          (iii) The US Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the US Tranche Lenders to acquire participations on such Business Day in all or a portion of the US Swingline Loans outstanding. Such notice shall specify the aggregate amount of US Swingline Loans in which US Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each US Tranche Lender, specifying in such notice such US Tranche Lender's US Tranche Percentage of such US Swingline Loan or Loans. Each US Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the US Swingline Lender, such Lender's US Tranche Percentage of such US Swingline Loan or Loans. Each US Tranche Lender acknowledges and agrees that its obligation to acquire participations in US Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.08 with respect to Loans made by such US Tranche Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the US Tranche Lenders), and the Administrative Agent shall promptly pay to the US Swingline Lender the amounts so received by it from the US Tranche Lenders. The Administrative Agent shall notify the Company of any participations in any US Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such US Swingline Loan shall be made to the Administrative Agent and not to the US Swingline Lender. Any amounts received by the US Swingline Lender from the Company (or other party on behalf of the Company) in respect of a US Swingline Loan after receipt by the US Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the US Tranche Lenders that shall have made their payments pursuant to this paragraph and to the US Swingline Lender, as their interests may appear. The purchase of participations in a US Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof. Notwithstanding the foregoing, a US Tranche Lender shall not have any obligation to acquire a participation in a US Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such US Swingline Loan was made and such US Tranche Lender shall have notified the US Swingline Lender in writing, at least one Business Day prior to the time such US Swingline Loan was made, that such Event of Default has occurred and that such US

     Tranche Lender will not acquire participations in US Swingline Loans made while such Event of Default is continuing.

          (b)   Canadian Swingline Loans.

          (i) Subject to the terms and conditions set forth herein, the Canadian Swingline Lender agrees to make Canadian Swingline Loans to any Canadian Borrower in Canadian Dollars from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Canadian Swingline Loans exceeding $7,000,000 or (ii) the aggregate amount of the Lenders' Canadian Tranche Exposures exceeding the aggregate amount of the Canadian Tranche Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, any Canadian Borrower may borrow, prepay and reborrow Canadian Swingline Loans.

          (ii) On each date upon which a check drawn by a Canadian Borrower on such Canadian Borrower's Canadian Dollar account with the Canadian Swingline Lender (the "Relevant Account") which would cause such account to become overdrawn is presented for payment, subject to the terms and conditions set forth herein, the Canadian Swingline Lender shall credit the Relevant Account with an amount in immediately available funds equal to the amount of such overdraft, which amount shall constitute a Canadian Swingline Loan.

          (iii) The Canadian Swingline Lender may by written notice given to the Canadian Agent (with a copy to the Administrative Agent) not later than 10:00 a.m., Toronto time, on any Business Day require the Canadian Tranche Lenders to acquire participations on such Business Day in all or a portion of the Canadian Swingline Loans outstanding. Such notice shall specify the aggregate amount of Canadian Swingline Loans in which Canadian Tranche Lenders will participate. Promptly upon receipt of such notice, the Canadian Agent will give notice thereof to each Canadian Tranche Lender, specifying in such notice such Canadian Tranche Lender's Canadian Tranche Percentage of such Canadian Swingline Loan or Loans. Each Canadian Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Canadian Agent, for the account of the Canadian Swingline Lender, such Lender's Canadian Tranche Percentage of such Canadian Swingline Loan or Loans. Each Canadian Tranche Lender acknowledges and agrees that its obligation to acquire participations in Canadian Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Canadian Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Canadian Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.08 with respect to Loans made by such Canadian Tranche Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Canadian Tranche Lenders), and the Canadian Agent shall promptly pay to the Canadian Swingline Lender the amounts so received by it from the Canadian Tranche Lenders. The Canadian Agent shall notify the Company of any participations in any Canadian Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Canadian Swingline Loan shall be made to the Canadian Agent and not to the Canadian Swingline Lender. Any amounts received by the Canadian Swingline Lender from a Canadian Borrower (or other party on behalf of such Canadian Borrower) in respect of a Canadian Swingline Loan after receipt by the Canadian Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Canadian Agent; any such amounts received by the Canadian Agent shall be promptly remitted by the Canadian Agent to the Canadian Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Swingline Lender, as their interests may appear. The purchase of participations in a Canadian Swingline Loan pursuant to this paragraph shall not relieve any Canadian Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Canadian Tranche Lender shall not have any obligation to acquire a participation in a Canadian Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Canadian Swingline Loan was made and such Canadian Tranche Lender shall have notified the Canadian Swingline Lender in writing, at least one Business Day prior to the time such Canadian Swingline Loan was made, that such Event of Default has occurred and that such Canadian Tranche Lender will not acquire participations in Canadian Swingline Loans made while such Event of Default is continuing.

          SECTION 2.07.  Letters of Credit.

          (a)   General. Subject to the terms and conditions set forth herein,
(i) the Company may request the issuance (or the amendment, renewal or extension) of US Letters of Credit denominated in US Dollars, and (ii) any Canadian Borrower may request the issuance (or the amendment, renewal or extension) of Canadian Letters of Credit denominated in Canadian Dollars, in any case in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension in accordance with the applicable Issuing Bank's customary notice requirements) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the applicable Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant, as applicable, that), after giving effect to such issuance, amendment, renewal or extension (i) the US LC Exposure shall not exceed $75,000,000 and the Canadian LC Exposure shall not exceed $10,000,000 and (ii) the aggregate US Tranche Revolving Exposures and Competitive Loan Exposures will not exceed the aggregate US Tranche Commitments and the aggregate Canadian Tranche Exposure will not exceed the aggregate Canadian Tranche Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) Participations. (i) By the issuance of a US Letter of Credit (and on the Effective Date in the case of each Existing Letter of Credit denominated in US Dollars), or an amendment to a US Letter of Credit increasing the amount thereof, and without any further action on the part of the US Issuing Bank or the US Tranche Lenders, the US Issuing Bank hereby grants to each US Tranche Lender, and each US Tranche Lender hereby acquires from the US Issuing Bank, a participation in such US Letter of Credit equal to such US Tranche Lender's US Tranche Percentage of the aggregate amount available to be drawn under such US Letter of Credit. In consideration and in furtherance of the foregoing, each US Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the US Issuing Bank, such Lender's US Tranche Percentage of each LC Disbursement made by the US Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph
(e) of this Section or of any reimbursement payment required to be refunded to the Company for any reason. Each US Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of US Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any US Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (ii) By the issuance of a Canadian Letter of Credit (and on the Effective Date in the case of each Existing Letter of Credit denominated in Canadian Dollars), or an amendment to a Canadian Letter of Credit increasing the amount thereof, and without any further action on the part of the Canadian Issuing Bank or the Canadian Tranche Lenders, the Canadian Issuing Bank hereby grants to each Canadian Tranche Lender, and each Canadian Tranche Lender hereby acquires from the Canadian Issuing Bank, a participation in such Canadian Letter of Credit equal to such Canadian Tranche Lender's Canadian Tranche Percentage of the aggregate amount available to be drawn under such Canadian Letter of Credit. In consideration and in furtherance of the foregoing, each Canadian Tranche Lender hereby absolutely and unconditionally agrees to pay to the Canadian Agent, for the account of the Canadian Issuing

Bank, such Lender's Canadian Tranche Percentage of each LC Disbursement made by the Canadian Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Canadian Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Canadian Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Canadian Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Canadian Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (iii) Upon the request of any Lender at any time, each Issuing Bank shall provide to such Lender information with respect to the undrawn amount of outstanding Letters of Credit issued by such Issuing Bank at such time.

          (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Applicable Agent an amount equal to such LC Disbursement, not later than 1:00 p.m., Local Time, on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 1:00 p.m., Local Time, on (A) the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 11:00 a.m., Local Time, on the day of receipt, or (B) the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. If the applicable Borrower fails to make such payment when due then, upon notice from the applicable Issuing Bank to the applicable Borrower and the Administrative Agent, the Administrative Agent shall notify each US Tranche Lender or each Canadian Tranche Lender, as applicable, of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender's US Tranche Percentage or Canadian Tranche Percentage, as applicable, thereof. Promptly following receipt of such notice, each such Lender shall pay to the Applicable Agent its US Tranche Percentage or Canadian Tranche Percentage, as applicable, of the payment then due from the applicable Borrower in the same manner as provided in Section 2.08 with respect to Loans made by such Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the US Tranche Lenders and Canadian Tranche Lenders), and the Applicable Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the US Tranche Lenders or Canadian Tranche Lenders, as applicable. Promptly following receipt by the Applicable Agent of any payment from the applicable Borrower pursuant to this paragraph, the Applicable Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that US Tranche Lenders or Canadian Tranche Lenders, as applicable, have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such US Tranche Lenders or Canadian Tranche Lenders, as applicable, and the applicable Issuing Bank as their interests may appear. Any payment made by a US Tranche Lender or a Canadian Tranche Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The applicable Borrower's obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of

                (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision herein or therein,

                (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect,

                (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or

                (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrowers' obligations hereunder. None of the Administrative Agent, the Canadian Agent, the US Tranche Lenders, the Canadian Tranche Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by the applicable Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the US Tranche Lenders or Canadian Tranche Lenders, as applicable, with respect to any such LC Disbursement.

          (h) Interim Interest. If the applicable Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans, in the case of a US Letter of Credit, or at the rate per annum then applicable to Canadian Prime Rate Loans, in the case of a Canadian Letter of Credit; provided that, at all times after the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, Section 2.15(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any US Tranche Lender or Canadian Tranche Lender, as applicable, pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.14(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. (i) If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Tranche Lenders with US LC Exposure representing greater than 50% of the total US LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Tranche Lenders, an amount in cash equal to the US LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in Section 7.01 (g) or (h). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the US Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the US LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Tranche Lenders with US LC Exposures representing greater than 50% of the total US LC Exposure) be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to it within three Business Days after all Events of Default have been cured or waived.

          (ii) If any Event of Default shall occur and be continuing, on the Business Day that the applicable Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Canadian Tranche Lenders with Canadian LC Exposure representing greater than 50% of the total Canadian LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrower shall deposit in an account with the Canadian Agent, in the name of the Canadian Agent and for the benefit of the Canadian Tranche Lenders, an amount in cash equal to the Canadian LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the applicable Borrower described in
Section 7.01(g) or (h). Such deposit shall be held by the Canadian Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Canadian Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Agent and at the applicable Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Agent to reimburse the Canadian Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the Canadian LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Canadian Tranche Lenders with Canadian LC Exposures representing greater than 50% of the total Canadian LC Exposure) be applied to satisfy other obligations of the applicable Borrower under this Agreement. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to it within three Business Days after all Events of Default have been cured or waived.

          (k) Existing Letters of Credit. Certain letters of credit issued for the account of the Company by Chase and outstanding on the Effective Date are identified on Schedule 2.07 (the "Existing Letters of Credit"). As of the Effective Date, (i) the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to and in compliance with this Section 2.07, (ii) the undrawn amount of the Existing Letters of Credit and the unreimbursed amount of LC Disbursements with respect to the Existing Letters of Credit shall be included in the calculation of Canadian LC Exposure and US LC Exposure, as applicable, (iii) the provisions of this Section 2.07 and Section 2.14(c) shall apply to the Existing Letters of Credit, and the Company and the Lenders hereby expressly acknowledge their respective obligations hereunder with respect to the Existing Letters of Credit, and (iv) all liabilities of the Company hereunder with respect to the Existing Letters of Credit shall constitute Obligations.

          SECTION 2.08.  Funding of Borrowings.

          (a) Each Lender shall make each Loan or payment of Net Acceptance Proceeds to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose for Loans or Acceptances of such Class and currency by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.06. The Applicable Agent will make such Loans or Net Acceptance Proceeds available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained by the Applicable Agent in New York City, in the case of Loans denominated in US Dollars, and in Toronto, in the case of Loans or Acceptances denominated in Canadian Dollars.

          (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and such Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan or Acceptance. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan or Acceptance included in such Borrowing and the Applicable Agent shall return to such Borrower any amount (including interest) paid by such Borrower to the Applicable Agent pursuant to this paragraph.

          SECTION 2.09.  Repayment of Borrowings; Evidence of Debt.

          (a) (i) Each Borrower hereby unconditionally promises to pay to the Applicable Agent for the accounts of the applicable Lenders (A) the then unpaid principal amount of each Revolving Borrowing of such Borrower on the Maturity Date and (B) the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable thereto; (ii) the Company hereby unconditionally promises to pay to the US Swingline Lender the then unpaid principal amount of each US Swingline Loan on the earlier of the Maturity Date and the first date after such US Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such US Swingline Loan is made, provided that on each date that a US Tranche Revolving Borrowing or Competitive Borrowing is made, the Company shall repay all US Swingline Loans then outstanding; and (iii) each Canadian Borrower hereby unconditionally promises to pay to the Canadian Swingline Lender the then unpaid principal amount of each Canadian Swingline Loan on the Maturity Date. Each Borrower agrees to repay the principal amount of each Loan made to such Borrower and the accrued interest thereon in the currency of such Loan. Each Canadian Borrower agrees to make all payments required with respect to Acceptances in accordance with Section 2.04.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan and Acceptance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan and Acceptance made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by any Agent hereunder for the accounts of the Lenders and each Lender's share thereof. The Canadian Agent shall furnish to the Administrative Agent, promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of any payment of principal or interest with respect to any such Loan or Borrowing, information with respect thereto that will enable the Administrative Agent to maintain the accounts referred to in the preceding sentence. The Administrative Agent shall notify the Canadian Agent in writing promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of payment of any principal with respect to any such Loan or Borrowing.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10.  Interest Elections.

          (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. A Borrower may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing.

          (b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing,
(ii) elect an Interest Period for Eurocurrency Loans that does not comply with
Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                (iii) the Type of the resulting Borrowing; and

                (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing.

          (f) If any Interest Election Request requests a Borrowing of Acceptances, the applicable provisions of Section 2.04 shall apply.

          SECTION 2.11.  Termination and Reduction of Commitments.

          (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, (ii) the Company shall not terminate or reduce the US Tranche Commitments if, after giving effect to any concurrent prepayment of the US Tranche Revolving Loans in accordance with Section 2.13, the sum of the aggregate US Tranche Revolving Exposures and the aggregate Competitive Loan Exposures would exceed the aggregate US Tranche Commitments, and (iii) the Company shall not terminate or reduce the Canadian Tranche Commitments if, after giving effect to any concurrent prepayment of the Canadian Tranche Revolving Loans in accordance with Section 2.13, the aggregate Canadian Tranche Exposures would exceed the aggregate Canadian Tranche Commitments.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Promptly following receipt of any such notice, the Administrative Agent shall advise the Canadian Agent and the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the

Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.12.  Increase in Commitments.

          (a) The Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total US Tranche Commitments or Canadian Tranche Commitments be increased by an amount not less than $25,000,000 for any such increase; provided that after giving effect to any such increase the sum of the total Commitments and the commitments under the 364-Day Credit Agreement shall not exceed $750,000,000. Such notice shall set forth the amount of the requested increase in the total US Tranche Commitments or Canadian Tranche Commitments, as the case may be, and the date on which such increase is requested to become effective (which shall be not less than 30 Business Days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its US Tranche Percentage or Canadian Tranche Percentage, as the case may be, of the proposed increased amount. Each Lender shall, by notice to the Company and the Administrative Agent given not more than 10 Business Days after the date of the Company's notice, either agree to increase its applicable Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its applicable Commitment (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "Non-Increasing Lender"). In the event that, on the 10th Business Day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Lender"), which may include any Lender, to extend US Tranche Commitments or Canadian Tranche Commitments, as the case may be, or increase their existing US Tranche Commitments or Canadian Tranche Commitments, as the case may be, in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, an Affiliate of a Lender or a Related Fund of a Lender, shall be subject to the approval of the Administrative Agent, the US Issuing Bank and the US Swingline Lender and, if the Augmenting Lender has a Canadian Tranche Commitment, the Canadian Agent, the Canadian Issuing Bank and the Canadian Swingline Lender (which approval shall not be unreasonably withheld), and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any increase in the total US Tranche Commitments or Canadian Tranche Commitments, as the case may be, may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

          (b) On the effective date (the "Increase Effective Date") of any increase in the total US Tranche Commitments or Canadian Tranche Commitments pursuant to this Section 2.12 (the "Commitment Increase"),

                (i) the aggregate principal amount of the US Tranche Revolving Loans or Canadian Tranche Revolving Loans, as the case may be, outstanding (the "Initial Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid,

                (ii) each Increasing Lender and each Augmenting Lender that shall have been a US Tranche Lender or Canadian Tranche Lender, as the case may be, prior to the Commitment Increase shall pay to the Applicable Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's US Tranche Percentage or Canadian Tranche Percentage, as the case may be (calculated after giving effect to the Commitment Increase), multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's US Tranche Percentage or Canadian Tranche Percentage, as the case may be (calculated without giving effect to the Commitment Increase), multiplied by (2) the amount of the Initial Loans,

                (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Applicable Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's US Tranche Percentage or Canadian Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings,

                (iv) after the Applicable Agent receives the funds specified in clauses (ii) and (iii) above, the Applicable Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's US Tranche Percentage or Canadian Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Lender's US Tranche Percentage or Canadian Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings,

                (v) after the effectiveness of the Commitment Increase, the applicable Borrowers shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03,

                (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its US Tranche Percentage or Canadian Tranche Percentage, as the case may be, of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase),

                (vii) the applicable Borrowers shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans and

                (viii) notwithstanding the foregoing, any Acceptances outstanding on the Increase Effective Date shall remain outstanding in accordance with their terms, provided that:

                (x) the amount of the Discount referable to any such Acceptance of a particular Canadian Tranche Lender (the "Holding Canadian Tranche Lender") shall remain the property of such Holding Canadian Tranche Lender;

                (y) each Canadian Tranche Lender, other than the Holding Canadian Tranche Lender, shall indemnify and hold harmless the Holding Canadian Tranche Lender for any payment made by the Holding Canadian Tranche Lender in respect of the face amount of such Acceptance, to the extent that the Borrower does not repay such amount as required by Section 2.04(g), in accordance with such Canadian Tranche Lender's Canadian Tranche Percentage (calculated after giving effect to the Commitment Increase), provided that if a Rollover or Conversion of such Acceptance takes place on the maturity date of such Acceptance and on or after the Increase Effective Date, such Rollover or Conversion shall be effected after giving effect to the Commitment Increase and in accordance with the Canadian Tranche Lenders' Canadian Tranche Percentages (including the Canadian Tranche Percentage of the Holding Canadian Tranche Lender) at the date of such Rollover or Conversion; and

                (z) no later than five Business Days following such Increase Effective Date, such Holding Canadian Tranche Lender shall pay to the Canadian Agent for the account of, and disbursement to, the other Canadian Tranche Lenders, in accordance with their respective Canadian Tranche Percentages after giving effect to the Commitment Increase, an amount equal to the amount remaining when that portion of the Stamping Fee relevant to the then remaining term of such Acceptance (the "Referable Stamping Fee Portion") multiplied by 20% is deducted from the Referable Stamping Fee Portion.

The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.18 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

          (c)   Increases and new Commitments created pursuant to this Section
2.12 shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.

          (d) Notwithstanding the foregoing, no increase in the Commitments of any Class (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless, (i) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section
4.01 as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase.

          SECTION 2.13.  Prepayment of Loans.

          (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; provided, that Competitive Loans may be prepaid only with the consent of the Lenders making such Loans.

          (b) If the aggregate Exposures of any Class shall exceed the aggregate Commitments of such Class (reduced, in the case of the US Tranche Commitments, by the aggregate amount of the US Tranche Lenders' Competitive Loan Exposures), then (i) on the last day of any Interest Period for any Eurocurrency Revolving Borrowing of such Class and (ii) on any other date in the event ABR Revolving Borrowings or Canadian Prime Rate Revolving Borrowings shall be outstanding under such Class, the applicable Borrowers shall prepay Revolving Loans, obligations in respect of outstanding Acceptances or Competitive Loans of such Class in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause
(i) or (ii), as applicable. If, on any Reset Date, the aggregate amount of the Exposures of any Class shall exceed 105% of the aggregate Commitments of such Class (reduced, in the case of the US Tranche Commitments, by the aggregate amount of the US Tranche Lenders' Competitive Loan Exposures), then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings of such Class in an aggregate principal amount sufficient to eliminate such excess.

          (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

          (d) The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment of a Borrowing hereunder (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of such prepayment, (b) in the case of an ABR Borrowing or a Canadian Prime Rate Revolving Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of such prepayment, (c) in the case of a Borrowing of Acceptances, not later than 11:00 a.m., Local Time, five Business Days before the date of such prepayment, and (d) in the case of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.11(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with

Section 2.11(c). Promptly following receipt of any such notice, the Applicable Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.15 and (ii) break funding payments pursuant to Section 2.18.

          SECTION 2.14.  Fees.

          (a) Facility Fee. The Company agrees to pay to the Administrative Agent for the account of each US Tranche Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the US Tranche Commitment of such US Tranche Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such US Tranche Commitment terminates; provided that, if such US Tranche Lender continues to have any US Tranche Revolving Exposure or Competitive Loan Exposure after its US Tranche Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such US Tranche Lender's US Tranche Revolving Exposure and Competitive Loan Exposure to but excluding the date on which such US Tranche Lender ceases to have any such Exposure. The Borrowers jointly and severally agree to pay to the Canadian Agent for the account of each Canadian Tranche Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Canadian Tranche Commitment of such Canadian Tranche Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Canadian Tranche Commitment terminates; provided that, if such Canadian Tranche Lender continues to have any Canadian Tranche Exposure after its Canadian Tranche Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Canadian Tranche Lender's Canadian Tranche Exposure to but excluding the date on which such Canadian Tranche Lender ceases to have any such Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Exposures. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) Utilization Fee. For each day on which the sum of (a) the total Exposures of all of the Lenders plus (b) the total Exposures (as defined in the 364-Day Credit Agreement) of the lenders under the 364-Day Credit Agreement on such day equals or exceeds 33% of the sum of (x) the aggregate amount of the Lenders' Commitments plus (y) the aggregate amount of the Commitments (as defined in the 364-Day Credit Agreement) of the lenders under the 364-Day Credit Agreement on such day, each Borrower agrees to pay to the Applicable Agent for the account of each Lender a utilization fee at the rate of 0.125% per annum on the outstanding principal amount of such Borrower's Loans and unreimbursed LC Disbursements, the outstanding face amount of such Borrower's Acceptances and the undrawn amount of each Letter of Credit issued for the account of such Borrower outstanding on such day. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Exposures. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c)   Letter of Credit Fees.

                (i) The Company agrees to pay to the Administrative Agent for the account of each US Tranche Lender a participation fee with respect to its participations in US Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to US Tranche Eurocurrency Revolving Loans on the daily amount of such US Tranche Lender's US LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such US Tranche Lender's US Tranche Commitment terminates and the date on which such Lender ceases to have any US LC Exposure.

                (ii) Each Canadian Borrower agrees to pay to the Canadian Agent for the account of each Canadian Tranche Lender a participation fee with respect to its participations in Canadian Letters of Credit issued for the account of such Canadian Borrower, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Canadian Tranche Eurocurrency Revolving Loans on the daily undrawn amount of each such Canadian Letter of Credit during the period from and including the date hereof to but excluding the later of the date on which such Canadian Tranche Lender's Canadian Tranche Commitment terminates and the date on which such Lender ceases to have any Canadian LC Exposure.

                (iii) The Company agrees to pay the US Issuing Bank a fronting fee, which shall accrue at the rate of 0.20% per annum on the average daily undrawn amount of each US Letter of Credit during the period from and including the date hereof to but excluding the later of the date of termination of the US Tranche Commitments and the date on which there ceases to be any US LC Exposure, as well as the US Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of each such US Letter of Credit or processing of drawings thereunder.

                (iv) Each Canadian Borrower agrees to pay to the Canadian Issuing Bank a fronting fee, which shall accrue at the rate of 0.20% per annum on the average daily undrawn amount of each Canadian Letter of Credit issued for the account of such Canadian Borrower during the period from and including the date hereof to but excluding the later of the date of termination of the Canadian Tranche Commitments and the date on which there ceases to be any Canadian LC Exposure, as well as the Canadian Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of each such Canadian Letter of Credit or processing of drawings thereunder.

Participation fees and fronting fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the US Tranche Commitments or Canadian Tranche Commitments, as applicable, terminate and any such fees accruing after the date on which the US Tranche Commitments or Canadian Tranche Commitments, as applicable, terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) Agents' Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent. The Borrowers jointly and severally agree to pay to the Canadian Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Canadian Agent.

          (e) Fees in Respect of Acceptances. Each Canadian Borrower shall pay to each Canadian Tranche Lender a Stamping Fee on the relevant date of the Borrowing with respect to each Draft issued by such Canadian Borrower and accepted by such Canadian Tranche Lender calculated and payable at the time and in the manner specified in Section 2.04. Each Stamping Fee and CDOR BA Rate payable on or in respect of Acceptances is expressed on the basis of a 365 day year.

          (f) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Applicable Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.15.  Interest.

          (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

          (c) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Borrowing, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (d) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

          (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) above.

          (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (e) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Canadian Prime Rate Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (g) Subject to Section 2.15(h), all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or by reference to the C$ Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, C$ Prime Rate or LIBO Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

          (h) For the purposes of the Interest Act (Canada), the yearly rate to which the fees payable on or in respect of any Acceptance is equivalent is such fee multiplied by a fraction the numerator of which is the actual number of days in the relevant year of calculation and the denominator of which is 365.

          (i) The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement. The rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          (j) Notwithstanding any other provision of this Agreement, if and to the extent that the laws of Canada are applicable to interest payable under this Agreement, no interest on the credit advanced will be payable in excess of that permitted by the laws of Canada. If the effective annual rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed 60% per annum (or such other rate as the Parliament of Canada may determine from time to time as the criminal rate) on the credit advanced under this Agreement, then (a) the amount of any charges for the use of money, expenses, fees or other charges payable in connection therewith will be reduced to the extent necessary to eliminate such excess, (b) any remaining excess that has been paid will be credited towards repayment of the principal amount and (c) any overpayment that may remain after such crediting will be returned forthwith on demand to the applicable Borrower. In this provision, the terms "interest", "criminal rate" and "credit advanced" have the meanings ascribed to them in Section 347 of the Criminal Code of Canada. If and to the extent that the laws of Canada are applicable to interest payable under this Agreement for the purpose of the Interest Act (Canada), the yearly rate of interest to which interest or any fee calculated on the basis of a 360- or 365-day year is equivalent is the rate of interest or fee as determined herein multiplied by the actual number of days in such year divided by 360 or 365, as the case may be.

          SECTION 2.16. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

          (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Applicable Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in such currency to, or continuation of any Revolving Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) any Borrowing Request for a Eurocurrency Revolving Borrowing denominated in such currency shall be ineffective.

          SECTION 2.17.  Increased Costs.

          (a)   If any Change in Law shall:

                (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

                (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay or cause the other Borrowers to pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank for such additional costs incurred or reduction suffered.

          (b) If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, Drafts accepted by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay or cause the other Borrowers to pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

          (c) Each Lender or Issuing Bank shall determine the amount or amounts necessary to compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company, as the case may be, as specified in paragraph (a) or (b) of this Section using the methods customarily used by it for such purpose (and if such Lender or Issuing Bank uses more than one such method, the method used hereunder shall be that which most accurately determines such amount or amounts). A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company, as the case may be, as specified in paragraph
(a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender or Issuing Bank to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the other Borrowers to pay to such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

          (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and delivers a certificate with respect thereto as provided in paragraph (c) above; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.18. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or to pay any amount owing in respect of any Acceptance on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.13(d) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment or deemed assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section
2.21 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

          SECTION 2.19. Taxes.

          (a) Any and all payments by or on account of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Canadian Agent or the applicable Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The relevant Borrower shall indemnify the Administrative Agent, the Canadian Agent and each Lender and Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or such Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document





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

(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender or Issuing Bank, or by an Agent, on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation.

          (f) Each Lender, on the date it becomes a Lender hereunder, will designate lending offices for the Loans to be made by it such that, on such date, it will not be liable for (i) in the case of a US Tranche Lender, any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction, or (ii) in the case of a Canadian Tranche Lender, any withholding tax that is imposed (A) by Canada (or any political subdivision thereof) on payments by a Canadian Borrower from an office within such jurisdiction or (B) by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction.

          (g) In cases in which a Borrower makes a payment under this Agreement to a U.S. person with knowledge that such U.S. person is acting as an agent for a foreign person, such Borrower will not treat such payment as being made to a U.S. person for purposes of Treas. Reg.ss. 1.1441-1(b)(2)(ii) (or a successor provision) without the express written consent of such U.S. person.

          SECTION 2.20. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

          (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, reimbursement of LC Disbursements or amounts in respect of maturing Acceptances, or of



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

amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified in Schedule 2.20 or, in any such case, to such other account as the Applicable Agent shall from time to time specify in a notice delivered to the Company; provided that payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and payments pursuant to Sections 2.17, 2.18, 2.19 and 11.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement; all payments made in respect of Acceptances shall be made in Canadian Dollars; and all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by an Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.

          (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its US Tranche Revolving Loans or Canadian Tranche Revolving Loans or participations in LC Disbursements or Swingline Loans or amounts owing on Acceptances accepted by such Lender resulting in such Lender receiving payment of a greater proportion of the aggregate amount of US Tranche Revolving Loans or Canadian Tranche Revolving Loans or participations in LC Disbursements or Swingline Loans or Acceptances, as the case may be, and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the US Tranche Revolving Loans, Canadian Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans and Acceptances of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably with respect to each Class of such Loans and applicable Commitments in accordance with the aggregate amount of their respective US Tranche Revolving Loans, Canadian Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans and Acceptances and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans or Acceptances to any assignee or participant, other than to the Company





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


or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (c) Unless the Applicable Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due for the account of all or certain of the Lenders or Issuing Banks hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at a rate determined by the Applicable Agent in accordance with banking industry practices on interbank compensation.

          (d) If any Lender shall fail to make any payment required to be made by it to any Agent pursuant to this Agreement, then the Agents may, in their discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by them for the account of such Lender to satisfy such Lender's obligations to the Agents until all such unsatisfied obligations are fully paid.

          (e) If on any date amounts would be payable under this Agreement by an Agent to any Lender and by such Lender to such Agent, then, on such date, unless such Agent notifies such Lender that netting is not to apply to such payments, each such party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the amount that would otherwise have been payable by such Agent (after receipt from the Borrower) to such Lender exceeds the amount that would otherwise have been payable by such Lender to such Agent or vice versa, such obligations shall be replaced by an obligation upon such Agent or such Lender by whom the larger amount would have been payable to pay to the other the excess of the larger amount over the smaller amount.

          SECTION 2.21. Mitigation Obligations; Replacement of Lenders.

          (a) If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be



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

disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent and the applicable Issuing Bank and Swingline Lender, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

          SECTION 2.22. Designation of Canadian Borrowers. The Company may at any time and from time to time designate any Canadian Subsidiary as a Canadian Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Canadian Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Canadian Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Canadian Borrower at a time when any principal of or interest on any Loan to such Canadian Borrower or any Letter of Credit or Acceptance issued for the account of such Canadian Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Canadian Borrower to make further Borrowings or to request the issuance of Letters of Credit under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                                  ARTICLE III

                         Representations and Warranties

          In order to induce the Lenders, the Issuing Banks and the Agents to enter into this Agreement and to make and/or maintain Loans and provide Letters of Credit hereunder, each Borrower hereby represents and warrants to the Lenders, the Issuing Banks, and the Agents that



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

the following statements are true, correct and complete:

          SECTION 3.01. Organization; Corporate Powers. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions (other than Alabama, Arkansas, Mississippi and Vermont) where failure to so qualify and be in good standing could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted.

          SECTION 3.02. Authority.

               (i) Each Borrower has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

               (ii) The execution, delivery and performance of each of the Loan Documents and the consummation of the transactions contemplated thereby have been duly approved by the Board of Directors, or consented to by the shareholders, of each Borrower that is a party thereto, and no other corporate proceedings on the part of such Borrower or its shareholders are necessary to consummate such transactions.

               (iii) Each Borrower has duly executed and delivered each of the Loan Documents to which it is party, and each such Loan Document constitutes such Borrower's legal, valid and binding obligation, enforceable against it in accordance with its terms, and is in full force and effect, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

          SECTION 3.03. Subsidiaries; Ownership of Capital Stock. As of the Effective Date, Schedule 3.03 sets forth all of the Company's Subsidiaries and the identity of the holders of all shares of each class of capital stock of each of its Subsidiaries and identifies those Subsidiaries that are Material Subsidiaries.

          SECTION 3.04. No Conflict. The Borrowers' execution, delivery and performance of each Loan Document, and each of the transactions contemplated thereby, do not (i) constitute a tortious interference with any of the Company's or any of its Subsidiaries' material Contractual Obligations, or (ii) violate any Borrower's certificate of incorporation or by-laws, or other organizational documents, as the case may be, or (iii) result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material Requirement of Law or material Contractual Obligation of the Company or any of its Subsidiaries, or require termination of any material Contractual Obligation, or (iv) result in or require the creation or imposition of any material Lien whatsoever upon any of the properties or assets of the Company or of any of its Subsidiaries (other than Liens permitted pursuant to Section 6.03) or (v) require any approval of stockholders or any approval or consent of any


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

Person under any Contractual Obligation of the Company or any of its Subsidiaries, which have not been obtained on or before the Effective Date.

          SECTION 3.05. Governmental Consents. The Borrowers' execution, delivery and performance of each Loan Document and the transactions contemplated thereby do not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority.

          SECTION 3.06. Governmental Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940.

          SECTION 3.07. Labor Matters. As of the Effective Date, no material labor disputes, strikes or walkouts affecting the operations of the Company or any of its Subsidiaries are pending or, to the Company's knowledge, threatened or planned.

          SECTION 3.08. Litigation; Material Adverse Effects. As of the Effective Date:

               (a) except as set forth in Schedule 3.08 hereto, there exists no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any property of any of them which could reasonably be expected to have a Material Adverse Effect; and

               (b) neither the Company nor any of its Subsidiaries is (A) in violation of any applicable law which violation could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, order, injunction, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.09. Payment of Taxes. (i) All federal tax returns and reports of the Company and each of its Subsidiaries and, to the Company's knowledge, all other tax returns and reports of the Company and each such Subsidiary, required to be filed, have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective properties, assets, income and franchises which are shown on such returns, or have been assessed by any Governmental Authority, as being due and payable, have been paid when due and payable, except such taxes, if any, as are being contested in good faith by appropriate proceedings and are reserved against in accordance with GAAP, or such taxes the failure to make payment of which when due and payable could not reasonably be expected to have, in the aggregate, a Material Adverse Effect; and (ii) the Company has no knowledge of any proposed tax assessment against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, which is not being contested in good faith by such Person and reserved against in accordance with GAAP.

          SECTION 3.10. Margin Stock. Neither the Company nor any of its Subsidiaries is engaged principally in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board).

          SECTION 3.11. No Material Misstatements. As of the Effective Date: (i) the Confidential Information Memorandum and the schedules, certificates and other written statements and information (taken as a whole) furnished by or on behalf of the Company and/or its Subsidiaries to the Administrative Agent and the Lenders do not contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (ii) neither the Company nor any of its Subsidiaries has intentionally withheld any fact known to it which could reasonably be expected to have a Material Adverse Effect which has not been set forth or referred to in this Agreement or the other Loan Documents.

          SECTION 3.12. Requirements of Law. The Company, each of its Subsidiaries and each Person acting on behalf of any of them is in compliance with all Requirements of Law (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, the Bankruptcy Code, state securities law and "Blue Sky" law) applicable to them and their respective businesses, in each case, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.13. Environmental Matters. Except as set forth in Schedule 3.13:

          (a) neither the Company nor any of its Subsidiaries have received or are aware of any of the following: (i) notice or claim to the effect that the Company or any of its Material Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material; (ii) notice that the Company or any of its Material Subsidiaries has been identified as potentially responsible for, or is subject to investigation by any Governmental Authority relating to, the Release or threatened Release of any Hazardous Material; (iii) notice that any property of the Company or any of its Material Subsidiaries is subject to an Environmental Lien; (iv) notice of violation to the Company or any of its Material Subsidiaries or awareness by the Company or any of its Material Subsidiaries of a condition which might reasonably result in a notice of violation of any Environmental Law which could reasonably be expected to result in a material Environmental Liability; (v) commencement or threat of any judicial or administrative proceeding alleging a violation of any Environmental Law; (vi) commencement of any judicial proceeding alleging a violation of any health or safety Requirement of Law; or (vii) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by the Company or any of its Subsidiaries that, in the case of any of the foregoing, could subject the Company or any of its Subsidiaries to any Environmental Liability that could reasonably be expected to have a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has made any filing or report with any Governmental Authority with respect to (i) the violation of any Environmental Law, (ii) any unpermitted Release or threatened Release of a Hazardous Material or (iii) any unsafe or unhealthful condition at any property of the Company or any of its Subsidiaries, any of which could reasonably be expected to result in a material Environmental Liability; and

          (c) the Company and each of its Subsidiaries (i) are in compliance in all material respects with applicable Environmental Laws, (ii) possess all material permits, licenses and authorizations required under Environmental Laws for their respective businesses as currently conducted and (iii) are in compliance in all material respects with the terms and conditions of such permits, licenses and authorizations.

          SECTION 3.14. ERISA. Neither the Company nor any ERISA Affiliate maintains or contributes to any Benefit Plan other than a Benefit Plan listed on
Schedule 3.14. Except as otherwise provided on Schedule 3.14, each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect, except for changes for which the remedial amendment period has not expired. Except as otherwise provided on
Schedule 3.14, neither the Company nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required under Part 6 of Title I of ERISA. The Company and all of its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA or regulations promulgated thereunder with respect to all Plans. No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) exists with respect to any Benefit Plan. Neither the Company nor any ERISA Affiliate has any liability, whether direct or indirect, contingent or otherwise, under Section 4069 or 4212(c) of ERISA. Except as otherwise provided on Schedule 3.14, neither the Company nor any ERISA Affiliate nor any fiduciary of any Plan (i) has engaged in a nonexempt "prohibited transaction" described in Sections 406 and 408 of ERISA or Section 4975 of the Code or (ii) has taken any action which would constitute or result in a Termination Event with respect to any Benefit Plan which would result in a material liability to the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has incurred any material liability to the PBGC that has not been paid within the applicable period permitted by law. Neither the Company nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan on or before the required due date for such contribution or installment which failure could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has failed to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under
Section 412 of the Code on or before the due date for such installment or other payment, which failure could reasonably be expected to result in a lien under subsection (n) of Section 412 of the Code. Neither the Company nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

          SECTION 3.15. Assets and Properties. As of the Effective Date: (i) the Company and each of its Subsidiaries has good and marketable title to all of its assets (tangible and intangible) owned by it, and all such assets are free and clear of all Liens except as specifically permitted or contemplated by the terms and provisions of this Agreement; (ii)


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

substantially all of the assets and properties owned by, leased to or used by the Company and/or each such Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects, except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used; and (iii) the Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except in each case where the failure of such asset to meet such requirements could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.16. Agreements. Neither the Company nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets is or may be bound, where such default could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.17. Financial Statements. The Company has heretofore furnished to the Lenders consolidated financial statements (i) as of December 31, 1999, audited by and accompanied by the opinion of Arthur Andersen LLP and
(ii) as of March 31, 2000. Such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries and as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof that are required to be disclosed under GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except as set forth in the notes to such financial statements. As of the Effective Date, since December 31, 1999, there has been no change in the business, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 11.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.



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

          (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Sidley & Austin, special counsel to the Administrative Agent, substantially in the form of Exhibit C-1, and (ii) J. Eric Schaal, Assistant General Counsel of the Company, substantially in the form of Exhibit C-2. The Borrowers hereby request such Assistant General Counsel to deliver such opinion.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the Borrowers and the authorization of the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming that the conditions set forth in paragraphs (a) and (b) of Section 4.02 have been satisfied.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

          (f) The Credit Agreement dated as of July 27, 1995, as amended (the "Existing Credit Agreement"), among the Company, the financial institutions party thereto (the "Existing Lenders") and The Chase Manhattan Bank (formerly known as Chemical Bank), as agent, shall have been or shall simultaneously with the initial Borrowing hereunder be terminated (except for those provisions that expressly survive the termination thereof), all loans outstanding and other amounts owed to the lenders or the agent thereunder shall have been or shall simultaneously with the initial Borrowing hereunder be paid in full and all letters of credit outstanding thereunder shall have become or shall simultaneously with the initial Borrowing hereunder become subject to the provisions of this Agreement. Each Lender that is an Existing Lender hereby waives the requirement under Section 2.11(c) of the Existing Credit Agreement for ten days' prior written notice of the termination of the Aggregate Revolving Credit Commitments (as defined in the Existing Credit Agreement) and agrees that such termination shall be effective upon written notice thereof delivered to Chase, as agent under the Existing Credit Agreement, on the Effective Date.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.02) on or prior to July 14, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate on such date).

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of each Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrowers set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, other than representations which are given as of a particular date, in which case the representation shall be true and correct as of that date.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and the application of the proceeds thereof, no Default shall have occurred and be continuing.

          (c) No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, any Lender from making the requested Loan or any Issuing Bank or Lender from issuing, renewing, extending or increasing the face amount of or participating in the Letter of Credit requested to be issued, renewed, extended or increased.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

          SECTION 4.03. Initial Credit Event for each Canadian Borrower. The obligation of each Canadian Lender to make Loans to any Canadian Borrower is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent (or its counsel) shall have received such Borrower's Borrowing Subsidiary Agreement duly executed by all parties thereto.

          (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrower, the authorization of the Transactions insofar as they relate to such Borrower and any other legal matters relating to such Borrower, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                                   ARTICLE V

                              Affirmative Covenants

          The Company covenants and agrees that, on and after the Effective Date and so long as any Lender shall have any Commitment hereunder and until payment in full of all of the Obligations (other than any contingent indemnity Obligations arising pursuant to Section 2.17, 2.18, 2.19 or 11.03), unless the Required Lenders shall otherwise give prior written consent:

          SECTION 5.01. Corporate Existence; Corporate Powers; Etc. The Company shall, and shall cause each Material Subsidiary to, at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises, unless the



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

failure to maintain such rights and franchises could not reasonably be expected to have a Material Adverse Effect. The Company shall, and shall cause each Material Subsidiary to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions (other than Alabama, Arkansas, Mississippi and Vermont) where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.02. Compliance with Laws, Etc. The Company shall, and shall cause each Material Subsidiary to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such in good standing, except where the failure to comply with either of clauses (a) or (b) above could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.03. Maintenance of Properties; Insurance. The Company shall, and shall cause each Material Subsidiary to, (a) maintain or cause to be maintained in adequate operating condition and repair, excepting ordinary wear and tear and damage due to casualty or condemnation, all of its properties material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice and
(b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.04. Payment of Taxes and Claims. The Company shall pay or cause to be paid, and shall cause each Material Subsidiary to pay, (a) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property when finally due and payable, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to the Company or any such Subsidiary, as the case may be, which have become due and payable and which by law have or may become a Lien (other than a Customary Permitted Lien) upon any of the Company's or such Subsidiary's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings and if adequate reserves, if required, shall have been accrued therefor in accordance with GAAP.

          SECTION 5.05. Inspection of Property; Books and Records. The Company shall permit, and shall cause each of its Material Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or any Lender to visit and inspect any of its properties or the properties of any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers, employees, representatives, agents or independent certified public accountants, all at such times during normal business hours and as often as may be reasonably requested. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their businesses and activities.



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

          SECTION 5.06. ERISA. The Company shall (a) comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Administrative Agent and each Lender (i) as soon as possible, and in any event within 30 days after any officer of the Company or any ERISA Affiliate either knows or has reason to know that any Termination Event has occurred that alone or together with any other Termination Event could reasonably be expected to subject the Company or any ERISA Affiliate to liability in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Company setting forth details as to such Termination Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of any Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Benefit Plan or Benefit Plans (other than a Benefit Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Benefit Plan or Benefit Plans, (iii) within 10 Business Days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Benefit Plan, a statement of a Financial Officer of the Company setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of withdrawal liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

          SECTION 5.07. Financial Statements. The Company and each of its Material Subsidiaries shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company shall deliver or cause to be delivered to each of the Lenders, the items described below:

          (a) as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year, the consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows as at the end of and for such fiscal quarter. These statements shall all be in reasonable detail and certified by a Financial Officer that they fairly present in all material respects the financial condition and results of operations of, and changes in financial position for, the Company and its Subsidiaries as at the dates and for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (b) as soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of the Company and its Subsidiaries as at the end of and for such Fiscal Year. These statements shall all be in reasonable detail and accompanied by a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing, which report shall be unqualified and shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (or, in the event of a change in accounting principles, such accountants' concurrence with such change) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (c) simultaneously with the delivery of the financial statements referred to in clause (b) above, a statement of the firm of independent certified public accountants which reported on the financial statements included therein that nothing has come to their attention to cause such independent certified public accountants to believe that such financial statements are inaccurate, and simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Company (A) certifying that no Default has occurred or, if a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.01, 6.02,
6.06 and 6.09;

          (d) as soon as available, copies of any management reports prepared by the Company's independent certified public accountants in connection with the annual audit;

          (e) as soon as available, copies of (i) all reports, proxy statements and other statements or schedules that have been filed with the Commission under the Securities Exchange Act by the Company or any of its Subsidiaries (except reports filed pursuant to Section 16(a) of the Securities Exchange Act), (ii) all registration statements and prospectuses that have been filed by the Company or any of its Subsidiaries with the Commission under the Securities Act, except those on Form S-8 and Form 11-K, (iii) all reports and other information that has been disseminated generally to holders of any class of the Company's publicly traded equity or debt securities, and (iv) all press releases made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary;

          (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

          (g) such other information respecting the Company's or any of its Subsidiaries' business or condition (financial or otherwise), operations, performance or properties as any Lender (through the Administrative Agent) may, from time to time, reasonably request.

The Company shall be deemed to have fulfilled its obligations pursuant to clauses (a), (b) and (e) above when the Company notifies the Administrative Agent that an electronic copy of the requisite document or documents has been filed and is publicly available on the Commission's EDGAR website, provided that a tangible copy of each requisite document shall be delivered by the Company promptly upon request by the Administrative Agent or any Lender.



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

          SECTION 5.08. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                                   ARTICLE VI

                               Negative Covenants

          The Company covenants and agrees that, on and after the Effective Date and so long as any Lender shall have any Commitment hereunder and until payment in full of all of the Obligations (other than any contingent indemnity Obligations arising pursuant to Section 2.17, 2.18, 2.19 or 11.03), unless the Required Lenders (except as otherwise provided below) shall otherwise give prior written consent:

          SECTION 6.01. Debt.

          (a) Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Debt, the incurrence of which would cause the Company to violate the financial covenants set forth in Section 6.09.

          (b) Neither the Company nor any of its Subsidiaries shall at any time permit (x) the sum of (i) all Debt of the Company and its Subsidiaries (including Canadian Borrowers and, subject to the proviso below, other Foreign Subsidiaries) secured by Liens plus, without duplication, (ii) all Debt of its Subsidiaries (other than Canadian Borrowers but, subject to the proviso below, including other Foreign Subsidiaries) to exceed (y) 10% of the consolidated total assets of the Company and its Subsidiaries; provided that the foregoing shall not apply to any Foreign Subsidiary that is not a Canadian Borrower, and any Debt of any such other Foreign Subsidiary shall not be included in the calculation of Debt for purposes of the foregoing clause (x), unless at such time all such other Foreign Subsidiaries, taken as whole, account for more than one third of either the consolidated total assets or the consolidated net sales of the Company and its Subsidiaries.

          (c) Notwithstanding anything to the contrary contained in paragraph
(b) of this Section 6.01, the following Debt of the Company and its Subsidiaries shall not be prohibited and shall not be included in calculating the levels of permitted Debt under paragraph (b):

          (i) Debt incurred under this Agreement;

          (ii) Debt incurred under the 364-Day Credit Agreement;

          (iii) Debt existing on the Effective Date identified on Schedule 6.01;

          (iv) Permitted Refinancing Debt;

          (v) Debt which is outstanding under Investor Certificates (as such term is defined in the Pooling and Servicing Agreement) up to an aggregate principal balance of $175,000,000 (it being understood that the portion of any such Investor Certificates having an aggregate principal amount in excess of $175,000,000 shall be subject to the limitation described in paragraph (b) above); and

          (vi) Debt of the Company to any of its Subsidiaries, Debt of any Subsidiary to the Company and Debt of any Subsidiary to any other Subsidiary; provided that Debt of the Company to any of its Subsidiaries shall be expressly subordinate to the payment in full of the Obligations.

          SECTION 6.02. Sales of Assets. Neither the Company nor any of its Material Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any properties or assets or any group of properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          (i) any sales of assets occurring in the ordinary course of business of the Company and its Material Subsidiaries;

          (ii) the sale of equipment by the Company or any of its Material Subsidiaries to the extent that such equipment is traded in for credit against the purchase price of similar replacement equipment or that the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (iii) the sale by the Company or any of its Material Subsidiaries of obsolete equipment;

          (iv) any Sale and Lease-Back Transaction permitted under Section 6.06;

          (v) the transfer of accounts and related assets pursuant to the Receivables Purchase Agreements and the Pooling and Servicing Agreement;

          (vi) any sale of any assets by the Company or any of its Material Subsidiaries not described in clauses (i) through (v) above, provided that the proceeds of any such sale received by the Company or any Material Subsidiary (x) from any such individual sale or related group of sales does not exceed $100,000,000 and (y) from all such sales in any Fiscal Year of the Company does not exceed an aggregate amount of $250,000,000;

          (vii) any sale or license of patents, trademarks, registrations therefor and other similar intellectual property occurring in the ordinary course of business; and



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

          (viii) any sale or other transfer of assets between the Company and any of its Subsidiaries, or between any of the Company's Subsidiaries.

          SECTION 6.03. Liens. Neither the Company nor any of its Material Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their property or assets except the following:

          (i) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement (including any related precautionary UCC financing statements filed in connection therewith);

          (ii) to the extent any Operating Lease existing on the Effective Date is reclassified as a Capital Lease;

          (iii) Liens existing on the Effective Date and identified in Schedule 6.03;

          (iv) Customary Permitted Liens;

          (v) Liens with respect to judgments or attachments or arising in connection with court proceedings which do not result in a Default hereunder;

          (vi) Liens securing Debt permitted pursuant to Section 6.01 (subject to Section 6.01(b));

          (vii) Liens arising under Section 302(f) of ERISA or Section 412(n) of the Code where the delinquent contribution which gave rise to the Lien is paid within thirty (30) days of its original due date;

          (viii) Liens securing the reimbursement obligations under any letter of credit which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Company or any of its Subsidiaries in the ordinary course of its business if such Lien attaches only to (A) cash collateral or (B) the goods acquired through the issuance of such letter of credit;

          (ix) Liens consisting of purchase money security interests of suppliers with respect to office equipment supplied in the ordinary course of business, which Liens have not been perfected by the taking of possession of collateral and, unless the applicable Debt has been paid in full, which have not been in existence more than ninety (90) days;

          (x) Liens arising in connection with the transfer of accounts and related assets pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreements; and

          (xi) Liens securing Hedging Agreements entered into in the ordinary course of business pursuant to which the Company or any Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure.




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          SECTION 6.04. Transactions with Affiliates. The Company will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among the Company and its wholly-owned Subsidiaries not involving any other Affiliate.

          SECTION 6.05. Fundamental Changes.

          (a) The Company will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary,
(iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

          (b) The Company will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Effective Date and businesses reasonably related thereto or necessary for the conduct of its business as currently conducted.

          SECTION 6.06. Sales and Lease-Back. Neither the Company nor any of its Material Subsidiaries shall become liable, directly or by way of a Guarantee, with respect to any lease, whether or not such lease is a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (a "Sale and Lease-Back Transaction"); provided that the Company or a Subsidiary may enter into any Sale and Lease-Back Transaction if (a) at the time of such Sale and Lease-Back Transaction no Event of Default shall have occurred and be continuing, and (b) the proceeds from the sale of the subject property shall be at least equal to 80% of its fair market value.

          SECTION 6.07. Restrictive Agreements. The Company will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Material Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Material Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Debt of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension, renewal, amendment or modification thereof to the extent that it expands the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and
(vi) clause (a) of the foregoing shall not apply to a provision in an agreement governing Debt that imposes a condition requiring an equal and ratable Lien to secure such Debt.

          SECTION 6.08. No More Restrictive Covenants. Neither the Company nor any Material Subsidiary of the Company shall permit the financial covenants (which require the maintenance or satisfaction of financial performance tests and are of the nature that, if breached, would result in an event of default) or events of default (excluding a breach of a covenant which is not a financial covenant as described above) contained in any debt agreement relating to a principal amount in excess of $25,000,000, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time, in the reasonable and good faith determination of the Company, to be more restrictive than the financial covenants contained in this Agreement, unless the Lenders are afforded the benefit of such more restrictive covenant or event of default; provided, that if the Lenders shall be afforded the benefit of any such more restrictive covenant or event of default, such benefit shall cease upon the termination of the debt agreement containing such more restrictive covenant or event of default.

          SECTION 6.09. Financial Covenants. The Company shall not permit:

          (a) Maximum Debt/EBITDA Ratio. The Debt/EBITDA Ratio at any time to exceed 3.75 to 1.00.

          (b) Minimum Interest Coverage Ratio. The Interest Coverage Ratio for the twelve-month period ending with the last day of any fiscal quarter in any Fiscal Year to be less than 3.25 to 1.00.

                                  ARTICLE VII

                                Events of Default

          SECTION 7.01. Events of Default. Each of the following occurrences shall constitute an "Event of Default" under this Agreement:



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          (a) Failure to Make Principal Payments When Due. Any Borrower shall fail to pay when due any principal on any Loan or any part of the face amount of any Acceptance or any reimbursement obligation in respect of any LC Disbursement.

          (b) Failure to Make Other Payments When Due. Any Borrower shall fail to pay when due any interest, fee or other amount payable under this Agreement (other than principal on any Loan or any part of the face amount of any Acceptance or any reimbursement obligation in respect of any LC Disbursement) and such failure shall continue unremedied for five (5) Business Days.

          (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Borrower to any Agent, any Issuing Bank or any Lender herein or in any of the other Loan Documents or in any statement or certificate at any time given by the Company or any of its Subsidiaries pursuant to any of the Loan Documents shall be untrue in any material respect on the date as of which made or deemed made.

          (d) Breach of Certain Covenants. The Company shall fail to perform or observe any covenant, condition or agreement contained in Section 5.08, 6.02, 6.04, 6.05, 6.08 or 6.09.

          (e) Breach of Other Terms. The Company or any Material Subsidiary of the Company shall default in the performance of or compliance with any material term contained in this Agreement or in any of the Loan Documents (other than as covered by subsection (a) through (d) above), and such default shall continue for twenty (20) days after the Company receives written notice from the Administrative Agent (with the consent or at the request of the Required Lenders) of the occurrence of such default.

          (f) Default as to Other Debt. The Company or any Material Subsidiary of the Company shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Material Debt; or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining to any Material Debt and shall continue after the applicable grace period, if any, specified in such instrument, agreement or indenture, if the effect thereof (with or without the giving of notice or lapse of time or both) is to accelerate, or permit the holder(s) of such Material Debt (or any Person on behalf of such holders) to accelerate, the maturity of any such Material Debt; or any such Material Debt shall be declared in accordance with the terms of the underlying agreement to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment prior to the stated maturity thereof).

          (g) Involuntary Bankruptcy; Appointment of Receiver, Etc.

               (i) An involuntary case shall be commenced against the Company or any of its Material Subsidiaries, and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Material Subsidiaries, in an involuntary case, under any applicable bankruptcy, insolvency or other


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     similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law.

               (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Material Subsidiaries, or over all or a substantial part of the property of the Company or any of its Material Subsidiaries, shall be entered; or an interim receiver, trustee or other custodian of the Company or any of its Material Subsidiaries or of all or a substantial part of the property of the Company or any of its Material Subsidiaries shall be appointed, or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Material Subsidiaries shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

               (iii) A decree or order of a court of competent jurisdiction is entered adjudging the Company or any Material Subsidiary a bankrupt or insolvent or approving as properly filed a petition seeking a winding-up of the Company or any Material Subsidiary under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws in Canada or issuing a sequestration or a process of execution against, or against any substantial part of the assets of, the Company or any Material Subsidiary or ordering a winding-up or a liquidation of its affairs and any such decree or order continues unstayed and in effect for a period of sixty (60) days.

          (h) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for it or for all or a substantial part of its property; the Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; the Company or any of its Material Subsidiaries shall make any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law or seek relief under the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law in Canada or file a petition or proposal to take advantage of any act of insolvency; or the board of directors (or any committee thereof) of the Company or any of its Material Subsidiaries adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (i) Judgments and Attachments. Any money judgment (other than a money judgment to the extent covered by insurance, but only if the insurer has not denied coverage with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of $25,000,000 shall be entered or filed against the Company or any of its Material Subsidiaries, or any of their respective assets by a court of competent jurisdiction and shall remain undischarged, unvacated, unbonded or unstayed for a period ending


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

on the first to occur of (i) the last day on which such order, judgment or decree becomes final and unappealable or (ii) sixty (60) days.

          (j) Dissolution. Any order, judgment or decree shall be entered against the Company or any of its Material Subsidiaries decreeing its involuntary dissolution, liquidation, winding-up or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days.

          (k) Change in Control. Any Person (other than the Company or any Subsidiary of the Company) shall purchase or otherwise acquire directly or indirectly beneficial ownership of the Company's common stock on or after the Effective Date, and immediately after such purchase or acquisition such Person and its Affiliates and "Associates" (as defined below) shall directly or indirectly beneficially own in the aggregate 50% or more of the Company's common stock then outstanding. For purposes of this Section 7.01(k), (i) "beneficial ownership" shall be determined in accordance with Rule 13d-3 (or any successor rule) of the Commission under the Securities Exchange Act; provided, however, that any employee benefit plan of the Company or a trustee or other Person holding common stock for or pursuant to the terms of any such plan shall not be deemed to have beneficial ownership of such common stock so long as each participant in such plan has the right to direct the trustee or other Person (A) to vote the common stock held by such plan for his or her benefit and (B) to tender such common stock in the event of a tender offer for common stock; and
(ii) "Associate" shall mean, with respect to any Person, (A) an officer, employee or partner of such Person, (B) a trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, or (C) a relative or spouse of such Person, or a relative of such spouse, who has the same home as such Person.

          (l) ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject either the Company or an ERISA Affiliate to a liability which could reasonably be expected to have a Material Adverse Effect, or, the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the business hardship upon which the Section 412(d) waiver was based will or is reasonably likely to subject either the Company or an ERISA Affiliate to a liability which could reasonably be expected to have a Material Adverse Effect.

          (m) Environmental Liabilities. The Company or any of its Subsidiaries shall become subject to any Environmental Liabilities arising out of or related to (a) the Release or threatened Release at any location of any Hazardous Material into the environment, or any Remedial Action in response thereto, or
(b) any violation of any Environmental Law, which Environmental Liabilities individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. "Remedial Action" shall mean any action required to (i) clean up, remove or treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent a Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or seriously threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care.



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

          (n) Company Guarantee. The Company's guarantee under Article X shall not be, or shall be asserted by the Company not to be, valid and in full force and effect.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 11.02.

          SECTION 7.02. Rights and Remedies. If any Event of Default shall occur and be continuing, but subject to the next sentence, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans or to accept Drafts of any Canadian Borrower and the obligations of the Issuing Banks to issue Letters of Credit hereunder to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable and require prepayment of the face amount of any outstanding Acceptances, whereupon the Loans, all such accrued interest, all such other amounts and the face amount of all such outstanding Acceptances shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, that in the case of any Competitive Loan, the unpaid principal amount thereof, and all interest accrued and unpaid thereon, shall not be declared to be due and payable pursuant to the foregoing clause (ii) without the consent of the holder of such Competitive Loan. In the event of the occurrence of an Event of Default under Section 7.01(g) or (h), (A) the obligation of each Lender to make Loans or to accept Drafts of any Canadian Borrower and the obligations of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Loans (including Competitive Loans), all such interest, all such other amounts and the face amount of all such outstanding Acceptances shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                  ARTICLE VIII

                                   The Agents

          In order to expedite the transactions contemplated by this Agreement, the Persons named in the heading of this Agreement are hereby appointed to act as Administrative Agent and Canadian Agent on behalf of the Lenders and the Issuing Banks. Each of the Lenders, each assignee of any Lender and each Issuing Bank hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or such Issuing Bank and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent and, to the extent expressly provided herein, the Canadian Agent are hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency



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hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

          With respect to the Loans made by it and Acceptances accepted by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender (in which case such Agent shall give written notice to each Lender), and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.



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

          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which, in the case of the Administrative Agent, shall be a bank with an office in New York, New York, or an Affiliate of any such bank, and in the case of the Canadian Agent, shall be a bank with an office in Toronto, Canada, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and
Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the amount of its Loans and available Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Company or any other Borrower, and (b) to indemnify and hold harmless each Agent and any of its Related Parties, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Company or any other Borrower; provided that no Lender shall be liable to an Agent or any such other indemnified Person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that shall have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each US Tranche Lender agrees to reimburse each of the US Issuing Bank and its directors, officers, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents. Each Canadian Tranche Lender agrees to reimburse each of the Canadian Issuing Bank and its directors, officers, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the



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

Agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          Where an Agent is obliged by the provisions of this Article VIII to give any notice or notification "promptly" or "forthwith", if it gives such notice or notification within two Business Days of an officer of it charged with the administration of this Agreement becoming aware of the subject matter of such notice or notification, it shall be deemed to have given such notice or notification promptly or forthwith.

                                   ARTICLE IX

                         Collection Allocation Mechanism

          On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Specified Obligations under the Tranches (and participations in the undrawn amounts of Letters of Credit) such that, in lieu of the interest of each Lender in the Specified Obligations under each Tranche in which it shall participate as of such date (including the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Tranche) and such Lender's participation in undrawn Letters of Credit, such Lender shall own an interest equal to such Lender's CAM Percentage in the Specified Obligations under each of the Tranches (including the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Tranche) and hold a participation in the undrawn amount of each outstanding Letter of Credit equal to its CAM Percentage thereof. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 11.02 and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided, however, that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. On the CAM Exchange Date, each Lender whose funded Exposures after giving effect to the CAM Exchange shall exceed its funded Exposures before giving effect thereto shall pay to the Administrative Agent the amount of such excess in the applicable currency or currencies, and the Administrative Agent shall pay to each of the other Lenders, out of the amount so received by it, the amount by which such Lender's funded Exposures before giving effect to the CAM Exchange exceeds such funded Exposures after giving effect thereto; provided that each Lender's total Exposure immediately prior to and immediately after the CAM Exchange shall remain unchanged.

                                   ARTICLE X

                                    Guarantee

          In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

          The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Agent, Issuing Bank or Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations;
(c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

          The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Agent, Issuing Bank or Lender to any balance of any deposit account or credit on the books of any Agent, Issuing Bank or Lender in favor of any Borrower or any other Person.

          The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

          The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent, Issuing Bank or Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Agent, Issuing Bank or Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by any Agent, Issuing Bank or Lender, forthwith pay, or cause to be paid, to the applicable Agent, Issuing Bank or Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Agent, Issuing Bank or Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify each Agent, Issuing Bank and Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

          Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Agents, the Issuing Banks and the Lenders.

          Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

                                   ARTICLE XI

                                  Miscellaneous

          SECTION 11.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to it c/o USG Corporation, 125 South Franklin Street, Chicago, Illinois 60606, Attention of Corporate Treasurer (Telecopy No.
(312) 606-3883);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Katherine Graham (Telecopy No. (212) 552-5662), with a copy to Chase Securities

Inc., 10 South LaSalle Street, Chicago, Illinois 60603, Attention of Steven J. Faliski (Telecopy No. (312) 443-1964);

          (c) if to the Canadian Agent, to it at The Toronto-Dominion Bank, Toronto Dominion Bank Tower, Toronto Dominion Centre, 66 Wellington Street West, 38th Floor, Toronto, Ontario, Canada M5K 1A2, Attention of Vice President, Loans Syndication-Agency (Telecopy No. (416) 982-5535); with a copy to the Administrative Agent as provided in paragraph (b) above;

          (d) if to the US Issuing Bank, to it at The Chase Manhattan Bank, Metrotech Center, 8th Floor, Brooklyn, New York 11245, Attention of Satya Kharga (Telecopy No. (718) 242-6501);

          (e) if to the Canadian Issuing Bank, to it at The Toronto-Dominion Bank, Toronto Dominion Bank Tower, Toronto Dominion Centre, 66 Wellington Street West, 38th Floor, Toronto, Ontario, Canada M5K 1A2, Attention of Vice President, Loans Syndication-Agency (Telecopy No. (416) 982-5535);

          (f) if to the US Swingline Lender, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Katherine Graham (Telecopy No. (212) 552-5662), with a copy to Chase Securities Inc., 10 South LaSalle Street, Chicago, Illinois 60603, Attention of Steven J. Faliski (Telecopy No. (312) 443-1964);

          (g) if to the Canadian Swingline Lender, to it at The Toronto-Dominion Bank, Corporate Accounts Administration, 66 Wellington Street West, 38th Floor, Toronto-Dominion Bank Tower, Toronto, Ontario, Canada M5K 1A2, Attention: Lynne Crofts (Telecopy No. (416) 982-6630); and

          (h) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto or, in the case of any lender described in clause (h) above, to the Administrative Agent (and, if such Lender is a Canadian Tranche Lender, to the Canadian Agent) and to the Company. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                      SECTION 11.02. Waivers; Amendments.

          (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents




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are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, acceptance of a Draft or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower or Borrowers that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall

               (i) increase any Commitment of any Lender without the written consent of such Lender,

               (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

               (iii) postpone the date of any scheduled payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any amount in respect of any Acceptance, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or reinstate any Commitment theretofore terminated, without the written consent of each Lender affected thereby,

               (iv) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (it being understood that the addition of new tranches of loans or commitments that may be extended under this Agreement shall not be deemed to alter such pro rata sharing of payments),

               (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (except, in each case, to provide for new tranches of loans or commitments that may be extended under this Agreement),

               (vi) release the Company from, or limit or condition, its obligations under Article X without the written consent of each Lender,




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               (vii) change any provisions of Article IX without the written consent of each Lender, or

               (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class;

provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, Issuing Bank or Swingline Lender hereunder or under any other Loan Document without the prior written consent of such Agent, Issuing Bank or Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the US Tranche Lenders (but not the Canadian Tranche Lenders) or the Canadian Tranche Lenders (but not the US Tranche Lenders) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders.

          SECTION 11.03. Expenses; Indemnity; Damage Waiver.

          (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made, Acceptances accepted or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Acceptances or Letters of Credit.

          (b) The Company shall indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any borrowing hereunder are applied or proposed to be applied, directly or indirectly, by the Company or any Subsidiary, (ii) any Loan, Acceptance or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),





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(iii) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any Subsidiary in connection therewith, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (v) any actual or prospective claims, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs or expenses shall have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Company fails to pay any amount required to be paid by it to any Agent, Issuing Bank or Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, Issuing Bank or Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related cost or expense, as the case may be, was incurred by or asserted against such Agent, Issuing Bank or Swingline Lender in its capacity as such; and provided further that payment of any amount by any Lender pursuant to this clause (c) shall not relieve the Company of its obligation to pay such amount, and such Lender shall have a claim against the Company for such amount. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum (without duplication) of the total Exposures and unused Commitments at the time.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable within 10 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

          SECTION 11.04. Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. The parties hereto agree that each Agent, each



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Issuing Bank and each Lender, in entering into this Agreement, is, for purposes of those provisions herein which are expressed to confer upon a Related Party of any such Person any legal or equitable right, remedy or claim, entering into this Agreement on its own behalf and as agent and trustee on behalf of such Related Party and shall hold and enforce such Related Party's rights under this Agreement for such Related Party's benefit.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to it); provided that

               (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender, each of the Company and the Administrative Agent (and in the case of an assignment of all or a portion of a Canadian Tranche Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Canadian Agent, the applicable Issuing Bank or the applicable Swingline Lender, as applicable) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld),

               (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments and outstanding Loans and Acceptances, the amount of the Commitments and outstanding Loans and Acceptances of the assigning Lender subject to each such assignment and the amount of the Commitments and outstanding Loans and Acceptances retained by the assigning Lender after giving effect to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent,

               (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

               (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default referred to in
Section 7.01(g) or (h) has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this



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paragraph shall be treated for purposes of this Agreement as a sale by such
Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans, face amount of Acceptances and principal amount of LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Canadian Agent, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower or the Administrative Agent or any Issuing Bank or Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and Acceptances accepted by it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.20(b) as though it were a Lender.




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          (f) A Participant shall not be entitled to receive any greater payment under Section 2.17 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of
Section 2.19 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.19(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans, acceptance of any Drafts and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document (including any amount in respect of any Acceptance) is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19,
11.03 and 11.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the Acceptances and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

          SECTION 11.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding


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upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process.

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the



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defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 11.12. Confidentiality. Each Agent, the Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds' directors and officers and to any actual or prospective contractual counterparty (or its advisors) in any swap or derivative transaction (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to use such information only in connection with this Agreement or any such swap or derivative transaction, as applicable), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Agents, the Issuing Banks or the Lenders against the Borrowers under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section of which such Agent, Issuing Bank or Lender is aware or becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section, or of any other confidentiality agreement to which the






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Company is a party, of which such Agent, Issuing Bank or Lender is aware. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which such Agent, Issuing Bank or Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 11.13. Conversion of Currencies.

          (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 11.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 11.14. Non-Reliance by the Lenders. Each Lender by its signature to this Agreement represents and warrants that it has not relied in the extension of the credit contemplated by this Agreement, nor will it rely in the maintenance thereof, upon any assets of the Company or its Subsidiaries consisting of margin stock (within the meaning of Regulation U of the Board).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 USG CORPORATION


                                 By:
                                    -------------------------------------------
                                      Name:  D. Rick Lowes
                                      Title: Vice President and Treasurer







                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 THE CHASE MANHATTAN BANK,
                                 individually as a Lender
                                 and as Administrative
                                 Agent, US Issuing Bank and
                                 US Swingline Lender


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:





                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 BANK ONE, NA, having its
                                 principal office in
                                 Chicago, Illinois,
                                 individually as a Lender
                                 and as Syndication Agent


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:







                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 BANK ONE CANADA


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:








                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 CITIBANK, N.A., individually as a Lender and as Lender and as Syndication Agent


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:








                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 BANK OF AMERICA, N.A., individually and as
                                 Documentation Agent


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:









                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 THE TORONTO-DOMINION BANK,
                                 individually as a Lender
                                 and as Canadian Agent,
                                 Canadian Issuing Bank and
                                 Canadian Swingline Lender


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:







                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 SUNTRUST BANK, individually as a Lender and as Co-Agent


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:






                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 THE NORTHERN TRUST COMPANY


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:







                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                 CHICAGO BRANCH


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:









                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 BARCLAYS BANK PLC


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:







                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 DEUTSCHE BANK AG
                                 NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:







                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:






                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:






                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 THE SANWA BANK, LIMITED


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:










                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 WACHOVIA BANK, N.A.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:







                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 FIRSTAR BANK, N.A.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:






                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000

                                 THE FUJI BANK, LIMITED


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:





                                 Signature Page
                                 USG Corporation
                           Five Year Credit Agreement
                            dated as of June 30, 2000